Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 3, 2016, is by and among CSI COMPRESSCO LP, a Delaware limited partnership formerly known as Compressco Partners, L.P. (“Compressco LP”), CSI COMPRESSCO SUB INC., a Delaware corporation formerly known as Compressco Partners Sub, Inc. (together with Compressco LP, the “Borrowers” and each a “Borrower”), the other Loan Parties party hereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), in each case, for the lenders party to the Credit Agreement referred to below (the “Lenders”), the Lenders and other Persons party hereto.

R E C I T A L S

A. The Borrowers, the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, the L/C Issuer and the other agents referred to therein are parties to that certain Credit Agreement dated as of August 4, 2014 (as amended, restated, amended and restated or otherwise modified from time to time, including, without limitation, by the First Amendment to Credit Agreement, dated as of December 18, 2014, the Second Amendment to Credit Agreement, dated as of April 1, 2015 and the Third Amendment to Credit Agreement, dated as of May 25, 2016, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrowers.

B. The Borrowers have previously informed the Administrative Agent that they desire to amend certain provisions of the Credit Agreement as set forth herein, including, without limitation, certain financial covenants and certain related provisions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Amendment refer to articles, schedules, exhibits and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. Upon the occurrence of the Fourth Amendment Effective Date (as defined below), the Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the composite conformed copy of the Credit Agreement (excluding the Schedules and Exhibits thereto) attached hereto as Annex I.

Section 3. Amendments to Exhibits. Upon the occurrence of the Fourth Amendment Effective Date (as defined below), the Exhibits to the Credit Agreement are hereby amended by adding Exhibit I attached hereto on Annex II and replacing Exhibit D and Exhibit F with Exhibit D and Exhibit F attached hereto on Annex II, respectively.

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Section 4. Amendments to Schedules. Upon the occurrence of the Fourth Amendment Effective Date (as defined below), the Schedules to the Credit Agreement are hereby amended by adding Schedule 1.01(b) and Schedule 6.20 attached hereto on Annex III and replacing Schedule 2.01 with Schedule 2.01 attached hereto on Annex III.

Section 5. Conditions Precedent. This Amendment shall not become effective until the date (the “Fourth Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.01 of the Credit Agreement):

5.1 Counterparts. The Administrative Agent shall have received from the Borrowers, the other Loan Parties, the Required Lenders, the L/C Issuer, the Swing Line Lender, the Administrative Agent and Collateral Agent, executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment.

5.2 No Default or Event of Default. As of the Fourth Amendment Effective Date after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

5.3 Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Credit Agreement (including, but not limited to, the fees, disbursements and other charges of Latham & Watkins LLP, as counsel to the Administrative Agent). Without limiting the foregoing, each Lender party hereto shall receive a fee from the Borrowers equal to 10 bps payable on the amount of each such Lender’s Commitment under the Credit Agreement after giving effect to this Amendment on and as of the Fourth Amendment Effective Date.

5.4 Borrowing Base Certificate. The Administrative Agent shall have received from Compressco LP an executed Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent.

5.5 Perfection Certificate. The Administrative Agent shall have received from Compressco LP a Perfection Certificate dated the Fourth Amendment Effective Date in form and substance reasonably acceptable to the Administrative Agent.

5.6 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent (or its counsel) may reasonably request relating to the transactions contemplated by this Amendment.

The Administrative Agent shall notify the Borrowers and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Loan Documents, as amended by this Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Amendment.

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6.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrowers and other Loan Parties does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents to which it is a party, as amended hereby, and its obligations thereunder. Each of the Loan Parties hereby (a) acknowledges, renews and extends its continued liability under, each Loan Document, as amended hereby, to which it is a party and agrees that each Loan Document, as amended hereby, to which it is a party remains in full force and effect, notwithstanding the amendments contained herein and (b) represents and warrants to the Administrative Agent and the Lenders that: (i) as of the date hereof and as of the Fourth Amendment Effective Date, after giving effect to the terms of this Amendment, all of the representations and warranties contained in each Loan Document, or which are contained in any document furnished at any time under or in connection therewith, to which it is a party are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects), except to the extent any such representations and warranties specifically refer to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such specified earlier date, (ii) (A) as of the date hereof and as of the Fourth Amendment Effective Date, no Default or Event of Default has occurred and is continuing and (B) immediately after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing and (iii) neither of the Borrowers nor any of their Subsidiaries is an EEA Financial Institution.

6.3 General Release. Each of the Borrowers and the other Loan Parties (on behalf of themselves and their Related Parties) hereby forever waives, releases, acquits and discharges, to the fullest extent permitted by law, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), suits, demands, debts, accounts, contracts, liabilities, obligations, judgments, damages, actions and causes of actions, whether in law or in equity, of whatsoever nature and kind, whether known or unknown, whether now or hereafter existing, that the Borrowers or any other Loan Party (and each of their Related Parties) at any time had or has, or that its successors, assigns, affiliates, shareholders and “controlling persons” (within the meaning of federal securities laws) hereafter can or may have against the Administrative Agent, Collateral Agent, the L/C Issuer, the Swing Line Lender, any Arranger, any Lender or any of their Related Parties through the date hereof, in each case in connection with the Credit Agreement, the other Loan Documents, all other documents executed in connection therewith, and the transactions contemplated thereby.

6.4 Loan Document. This Amendment and each agreement, instrument, certificate or document executed by the Borrowers, any Loan Party or any of their officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

6.5 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Amendment.

6.6 NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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6.7 GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

6.8 Miscellaneous. Section 10.14(b), (c) and (d) and Section 10.15 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed as of the date first written above.

BORROWERS

CSI COMPRESSCO LP,
as a Borrower and Parent Borrower

By: CSI COMPRESSCO GP INC.,
its general partner

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

CSI COMPRESSCO SUB INC.,
as a Borrower

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

[Signature Page to Fourth Amendment to Credit Agreement]

GUARANTORS

CSI COMPRESSCO FINANCE INC. (F/K/A COMPRESSCO FINANCE INC.)

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

CSI COMPRESSCO OPERATING LLC (F/K/A COMPRESSCO PARTNERS OPERATING, LLC)

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

COMPRESSOR SYSTEMS, INC.

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

[Signature Page to Fourth Amendment to Credit Agreement]

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL LLC (F/K/A COMPRESSCO FIELD SERVICES INTERNATIONAL, LLC),
CSI COMPRESSCO INTERNATIONAL LLC (F/K/A COMPRESSCO INTERNATIONAL, LLC),
CSI COMPRESSCO LEASING LLC (F/K/A COMPRESSCO LEASING, LLC),
CSI COMPRESSCO HOLDINGS LLC (F/K/A COMPRESSCO HOLDINGS, LLC)

By: CSI COMPRESSCO OPERATING LLC (F/K/A COMPRESSCO PARTNERS OPERATING, LLC), its sole member

	By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

ROTARY COMPRESSOR SYSTEMS, INC.

By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

CSI COMPRESSION HOLDINGS, LLC

By: COMPRESSOR SYSTEMS, INC.,
its sole manager

	By:	/s/ Joseph J. Meyer
Joseph J. Meyer, Treasurer

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Linda Lov
Name: Linda Lov
Title: Assistant Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Tyler Ellis
Name: Tyler Ellis
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ J. Devin Mock
Name: J. Devin Mock
Title: Authorized Officer

[Signature Page to Fourth Amendment to Credit Agreement]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Timothy P. Gebauer
Name: Timothy P. Gebauer
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

Royal Bank of Canada, as a Lender

By:	/s/ Matthias Wong
Name: Matthias Wong
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Credit Agreement]

Capital One, NA, as a Lender

By:	/s/ Charlie Cunningham
Name: Charlie Cunningham
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

Barclays Bank PLC, as a Lender

By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Raymond James Bank, N.A., as a Lender

By:	/s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

BOKF, NA dba Bank of Oklahoma, as a Lender

By:	/s/ Daniel Weintraub
Name: Daniel Weintraub
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

CIT Bank, N.A., as a Lender

By:	/s/ Michael A. Robinson
Name: Michael A. Robinson
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Texas Capital Bank, N.A., as a Lender

By:	/s/ Seth Laroche
Name: Seth Laroche
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Annex I

Composite Conformed Credit Agreement

(see attached)

EXECUTION VERSION

Credit Agreement

Conformed through ~~3rd~~Fourth Amendment to

Credit Agreement dated as of November 3, 2016

Published CUSIP Number: 20467CAA5

CREDIT AGREEMENT

Dated as of August 4, 2014

among

COMPRESSCO PARTNERS, L.P. and

COMPRESSCO PARTNERS SUB, INC.,

as the Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender,

Barclays Bank PLC, JPMorgan Chase Bank, N.A.,

Royal Bank of Canada and Wells Fargo Bank, N.A.,

as Co-Syndication Agents,

Capital One, NA and Credit Suisse AG,

as Co-Documentation Agents,

The Other Lenders Party Hereto and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as

Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Section		Page

Article I. DEFINITIONS AND ACCOUNTING TERMS		~~1~~2

1.01	Defined Terms	~~1~~2
1.02	Other Interpretive Provisions	~~33~~46
1.03	Accounting Terms	~~34~~47
1.04	Rounding	~~35~~48
1.05	Times of Day; Rates	~~35~~48
1.06	Letter of Credit Amounts	~~35~~48

Article II. the COMMITMENTS and Credit Extensions		~~35~~48

2.01	Loans	~~35~~48
2.02	Borrowings, Conversions and Continuations of Loans	~~36~~49
2.03	Letters of Credit	~~37~~50
2.04	Swing Line Loans~~.~~	~~47~~61
2.05	Prepayments	~~50~~64
2.06	Termination or Reduction of Commitments	~~52~~66
2.07	Repayment of Loans	~~53~~66
2.08	Interest	~~53~~67
2.09	Fees	~~54~~67
2.10	Computation of Interest and Fees	~~54~~68
2.11	Evidence of Debt	~~55~~69
2.12	Payments Generally; Administrative Agent’s Clawback	~~56~~69
2.13	Sharing of Payments by Lenders	~~58~~71
2.14	Increase in Commitments	~~58~~72
2.15	Cash Collateral~~.~~	~~60~~74
2.16	Defaulting Lenders~~.~~	~~61~~75
2.17	Casualty Events.	78

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~64~~78

3.01	Taxes~~.~~	~~64~~78
3.02	Illegality~~.~~	~~68~~82
3.03	Inability to Determine Rates	~~69~~83
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~70~~84
3.05	Compensation for Losses	~~72~~86
3.06	Mitigation Obligations; Replacement of Lenders	~~72~~86
3.07	Survival	~~73~~87

Article IV. CONDITIONS PRECEDENT TO Credit Extensions		~~73~~87

4.01	Conditions of Initial Credit Extension	~~73~~87
4.02	Conditions to all Credit Extensions	~~76~~91

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Article V. REPRESENTATIONS AND WARRANTIES		~~77~~92

5.01	Existence, Qualification and Power	~~77~~92
5.02	Authorization; No Contravention	~~77~~92
5.03	Governmental Authorization; Other Consents	~~78~~92
5.04	Binding Effect	~~78~~92
5.05	Financial Statements; No Material Adverse Effect	~~78~~93
5.06	Litigation	~~79~~94
5.07	No Default	~~80~~94
5.08	Ownership of Property; Liens	~~80~~94
5.09	Environmental Compliance	~~80~~94
5.10	Insurance	~~81~~95
5.11	Taxes	~~81~~95
5.12	ERISA Compliance	~~81~~96
5.13	Subsidiaries; Equity Interests	~~82~~97
5.14	Margin Regulations; Investment Company Act	~~82~~97
5.15	Disclosure	~~82~~97
5.16	Compliance with Laws	~~83~~97
5.17	Intellectual Property; Licenses, Etc.	~~83~~98
5.18	Material Contracts	~~83~~98
5.19	Labor Disputes and Acts of God	~~84~~98
5.20	Solvency	~~84~~99
5.21	Status as Senior Debt; Security Documents	~~84~~99
5.22	OFAC	~~84~~99
5.23	Anti-Corruption Laws	~~85~~99
5.24	Acquisition and other Transactions	~~85~~99

Article VI. AFFIRMATIVE COVENANTS		~~85~~99

6.01	Financial Statements	~~85~~100
6.02	Certificates; Other Information	~~86~~101
6.03	~~[Reserved.]~~Borrowing Base Certificate	~~89~~104
6.04	Notices	~~89~~105
6.05	Payment of Obligations	~~89~~105
6.06	Preservation of Existence, Etc	~~90~~105
6.07	Maintenance of Properties	~~90~~106
6.08	Maintenance of Insurance	~~90~~106
6.09	Compliance with Laws	~~91~~106
6.10	Books and Records	~~91~~107
6.11	Inspection Rights ~~91~~; Field Examinations	107
6.12	Use of Proceeds	~~91~~107
6.13	Additional Guarantors	~~91~~108
6.14	Agreement to Deliver Security Documents	~~92~~108
6.15	Environmental Matters; Environmental Reviews~~.~~	~~92~~108
6.16	Compliance with Agreements	~~93~~110
6.17	Further Assurances; Post-Closing Deliveries	~~94~~110

6.18	Anti-Corruption Laws	~~94~~110
6.19	Delivery of Appraisal	110
6.20	Collateral Access Agreements	111
6.21	Cash Management	112

Article VII. NEGATIVE COVENANTS		~~94~~113

7.01	Liens	~~94~~113
7.02	Investments	~~97~~116
7.03	Indebtedness	~~99~~118
7.04	Fundamental Changes	~~101~~119
7.05	Dispositions	~~101~~120
7.06	Restricted Payments	~~102~~121
7.07	Change in Nature of Business	~~103~~122
7.08	Transactions with Affiliates	~~103~~122
7.09	Burdensome Agreements	~~104~~123
7.10	Use of Proceeds	~~104~~123
7.11	~~[~~Reserved.~~]~~	~~104~~123
7.12	Prepayments of Debt	~~104~~123
7.13	Sale or Discount of Receivables	~~105~~124
7.14	Material Contracts	~~105~~124
7.15	Amendments to Organizational Documents and Certain Other Documents	~~105~~124
7.16	Sale Leasebacks	~~105~~125
7.17	Anti-Corruption Laws	~~105~~125
7.18	Sanctions	~~106~~125
7.19	Financial Covenants	~~106~~125
7.20	Capital Expenditures	~~106~~127
7.21	Accounting Changes	~~106~~127
7.22	Control Agreements	~~106~~127

Article VIII. EVENTS OF DEFAULT AND REMEDIES		~~107~~128

8.01	Events of Default	~~107~~128
8.02	Remedies Upon Event of Default	~~109~~130
8.03	Application of Funds	~~110~~131
8.04	Dominion Account	132

Article IX. ADMINISTRATIVE AGENT AND COLLATERAL AGENT		~~110~~132

9.01	Appointment and Authority	~~111~~132
9.02	Rights as a Lender	~~111~~133
9.03	Exculpatory Provisions	~~111~~133
9.04	Reliance by Agents	~~112~~134
9.05	Delegation of Duties	~~113~~134
9.06	Resignation of Agents	~~113~~135
9.07	Non-Reliance on Agent and Other Lenders	~~114~~136
9.08	No Other Duties, Etc	~~114~~136

9.09	Administrative Agent May File Proofs of Claim ~~115~~; Credit Bidding	136
9.10	Collateral and Guaranty Matters	~~116~~138

Article X. MISCELLANEOUS		~~117~~139

10.01	Amendments, Etc	~~117~~139
10.02	Notices; Effectiveness; Electronic Communication	~~118~~140
10.03	No Waiver; Cumulative Remedies	~~121~~143
10.04	Expenses; Indemnity; Damage Waiver	~~121~~143
10.05	Payments Set Aside	~~123~~145
10.06	Successors and Assigns	~~124~~146
10.07	Treatment of Certain Information; Confidentiality	~~128~~150
10.08	Right of Setoff	~~129~~151
10.09	Interest Rate Limitation	~~130~~153
10.10	Counterparts; Integration; Effectiveness	~~131~~153
10.11	Survival of Representations and Warranties	~~131~~153
10.12	Severability	~~131~~154
10.13	Replacement of Lenders	~~131~~154
10.14	Governing Law; Jurisdiction; Etc	~~132~~155
10.15	Waiver of Jury Trial	~~133~~156
10.16	No Advisory or Fiduciary Responsibility	~~134~~156
10.17	Electronic Execution of Assignments and Certain Other Documents	~~134~~157
10.18	General Partner Limitation of Liability	~~135~~157
10.19	USA PATRIOT Act Notice	~~135~~157
10.20	Entire Agreement	~~135~~158
10.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	158

Article XI. THE Parent BORROWER		~~135~~158

11.01	Appointment; Nature of Relationship	~~135~~158
11.02	Powers	~~136~~159
11.03	Employment of Agents	~~136~~159
11.04	No Successor Parent Borrower	~~136~~159
11.05	Execution of Loan Documents	~~136~~159

SCHEDULES

1.01(a)	Security Schedule
1.01(b)	Specified Account Debtor Percentages
1.01(c)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
4.01	Closing Date Indebtedness
5.03	Authorizations

5.05	Indebtedness Supplement to Interim Financial Statements
5.06	Litigation
5.09	Environmental Matters
5.11	Taxes
5.13	Subsidiaries; Other Equity Investments
5.16	Compliance with Laws
5.18	Material Contracts
6.17	Post-Closing Deliveries
6.20	Master Services Agreement Provision
7.01	Existing Liens
7.02	Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Assignment and Assumption
B	Form of Committed Loan Notice
C	Form of Swing Line Loan Notice
D	Form of Compliance Certificate
E	Form of Note
F	Form of Perfection Certificate
G	Form of Solvency Certificate
H	Form of Prepayment Notice
I	Form of Borrowing Base Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated or otherwise modified from time to time, including by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (each as defined below), this “Agreement”) is entered into as of August 4, 2014, among COMPRESSCO PARTNERS, L.P., a Delaware limited partnership (now known as CSI Compressco LP, a Delaware limited partnership) (“Compressco LP”), COMPRESSCO PARTNERS SUB, INC., a Delaware corporation (now known as CSI Compressco Sub Inc., a Delaware corporation) (“Sub Inc.”, and together with Compressco LP, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender, CAPITAL ONE, NA and CREDIT SUISSE AG, each as Co-Documentation Agents, BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA and WELLS FARGO BANK, N.A., each as Co-Syndication Agents and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Arranger.

R E C I T A L S:

WHEREAS, pursuant to, and subject to the terms and conditions of, that certain Stock Purchase Agreement, dated as of July 20, 2014 (the “Acquisition Agreement”), by and between Warren Equipment Company, a Delaware corporation, and Compressco Partners Sub, Inc., a Delaware corporation, which is a direct Subsidiary of the Parent Borrower, the Parent Borrower intends to indirectly acquire all of the stock of Compressor Systems, Inc., a Delaware corporation (“Target”) for not more than $825,000,000 in cash, subject to adjustment as provided in the definitive documentation (collectively, the “Acquisition”);

WHEREAS, the Borrowers will (a) use the proceeds of the Credit Extensions under this Agreement and the other Loan Documents to pay a portion of the consideration necessary to consummate the Acquisition, (b) obtain additional proceeds to include at least $700,000,000 in cash proceeds from a combination of (i) the Public Equity Offering (as defined below), (ii) the LP Bridge Loans (as defined below), (iii) the Senior Notes (as defined below) and (iv) the Parent Equity Investment (as defined below) (as each is applicable), (c) pay fees and expenses incurred in connection with consummating the Acquisition, (d) to repay in full all borrowing outstanding under the Existing Credit Agreement (as defined below) (collectively, clauses (a), (b) (c) and (d), the “Transactions”) and (e) use remaining proceeds to provide ongoing working capital and for other general corporate purposes of the Borrowers and their Subsidiaries;

NOW THEREFORE, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders and Swing Line Lender have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounts” means accounts receivable of the Parent Borrower or any other Loan Party arising out of the sales or leasing of goods or services made by the Parent Borrower or any other Loan Party in the ordinary course of business, in each case, to the extent constituting an “account” as defined in the Uniform Commercial Code.

“Acquisition” has the meaning specified in the preamble.

“Acquisition Agreement” has the meaning specified in the preamble.

“Acquisition Documents” shall mean the collective reference to the Acquisition Agreement, and all exhibits and schedules thereto, including such documents as executed, along with such other agreements, recordings, filings or instruments made or executed therewith to consummate the Acquisition.

“Acquisition Material Adverse Effect” means any state of facts, change, event, circumstance, effect or occurrence, individually or in the aggregate with other facts, change, event, effect or occurrence, that is or would reasonably likely be materially adverse to the, financial condition, results of operations, properties, assets or liabilities (including contingent liabilities), or business of the Target and its Subsidiaries taken as a whole; provided, that none of the following, and no changes, effects, events, circumstances, occurrences or states of facts arising out of or resulting from the following, shall be deemed, either alone or in combination, to constitute an Acquisition Material Adverse Effect, or be taken into account in determining whether there has been an Acquisition Material Adverse Effect, to the extent the following do not materially and disproportionately impact the Target and its Subsidiaries, taken as a whole, compared to other companies in the industry or industries in which the Target and its Subsidiaries operate, in which case the extent of such material and disproportionate effect may be taken in to account in determining whether an Acquisition Material Adverse Effect has occurred: (a) changes or effects in general economic conditions; (b) changes in laws or generally accepted accounting principles in the United States of America (or other analogous accounting standards) or the enforcement thereof; (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry or industry sectors in which the Target and its Subsidiaries operate; (d) any changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; or (e) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement, pendency or performance of the Acquisition Agreement or the compliance with the provisions thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, but excluding any breach, violation or default, event of default or event of acceleration (or any event or circumstance that with notice, the lapse of time, or both would be or constitute a breach, violation, default, event of default or event of acceleration) or right of first refusal, right of first offer or preferential right that occurs, becomes exercisable or is otherwise triggered upon or as a result of the execution and delivery of the Acquisition Agreement or any other Transaction Document (as defined in the Acquisition Agreement) or the consummation of the Acquisition.

“Act” has the meaning specified in Section ~~10.18~~10.19.

“Act of Bankruptcy” has the meaning specified in the definition of Eligible Accounts Receivable.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Advance Rate” means, at any time, the applicable percentage set forth in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) of the definition of “Borrowing Base” or such other percentage as may become effective in lieu of such applicable percentage in accordance with paragraph (b) or (c) of such definition.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments as of the ~~Third~~Fourth Amendment Effective Date are $~~340,000,000~~315,000,000.

“Agreement”  ~~means this Credit Agreement~~has the meaning specified in the introductory paragraph hereto.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.14. If the commitment of each Lender to make Loans (including the Swing Line Lender to make Swing Line Loans) and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) prior to the delivery by the Parent Borrower to the Administrative Agent of financial statements for the quarter ending June 30, 2016 pursuant to Section 6.01, (x) in the case of Eurodollar Rate Loans, 2.75% per annum, (y) in the case of Base Rate Loans, 1.75% and (z) in the case of the commitment fee, 0.50% (ii) after the delivery by the Parent Borrower to the Administrative Agent of financial statements for the quarter ending June 30, 2016 pursuant to Section 6.01, the following percentages (expressed in basis points) per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurodollar Rate Loans + Letters of Credit	Base Rate Loans +
1	≤ 3.00:1.00	37.50 bps	200 bps	100 bps
2	≤ 3.75:~~1~~1.00 but > 3.00:1.00	37.50 bps	225 bps	125 bps
3	≤ 4.50:~~1~~1.00 but > 3.75:1.00	50.00 bps	250 bps	150 bps
4	≤ 5.00:~~1~~1.00 but > 4.50:1.00	50.00 bps	275 bps	175 bps
5	≤ 5.50:1.00 but > 5.00:1.00	50.00 bps	300 bps	200 bps
6	> 5.50:1.00	50.00 bps	325 bps	225 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level ~~5~~6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approval” has the meaning specified in Section 5.03.

“Approved Appraiser” means a reputable firm of independent professional appraisers as may be selected from time to time by the Borrowers and approved and engaged by the Administrative Agent, which approval shall not be unreasonably withheld; provided that, after the occurrence and during the continuance of an Event of Default, the selection of the appraiser may be made by the Administrative Agent in its sole discretion without any Borrower consent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacities as sole lead arranger and bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent Borrower and its Subsidiaries as of and for each fiscal year ended December 31, 2013, December 31, 2012 and December 31, 2011, and the related consolidated statements of income or operations, partners capital and cash flows for each such fiscal year of Parent Borrower and its Subsidiaries, if any, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Cash” for any fiscal quarter has the meaning set forth in the Partnership Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Committed Loan that bears interest based on the Base Rate.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01. For the avoidance of doubt, any Swing Line Loan made pursuant to Section 2.04 is a Borrowing.

“Borrowing Base” means (a) subject to paragraphs (b) and (c) below, at any time, the amount equal at such time to:

(i) eighty percent (80%) of the aggregate Net Amount of Eligible Accounts Receivable, plus

(ii) if a Spare Parts Opt-In Notice has been delivered, twenty percent (20%) of the aggregate Value of any Eligible Spare Parts, plus

(iii) for Eligible Compressor Equipment that is In-Place Compressor Equipment, eighty percent (80%) of the Net In-Place Compressor Equipment OLV, decreased each month (other than any month during which an appraisal report is delivered pursuant to Section 6.19) as of the last day of such month by the amount of depreciation expense associated with such Eligible Compressor Equipment, plus

(iv) for Eligible Compressor Equipment that is New Compressor Equipment, eighty percent (80%) of the cost of New Compressor Equipment, minus

(v) the amount of any reserves established by the Administrative Agent pursuant to paragraph (b) below.

(b) The Administrative Agent at any time in the exercise of its Permitted Discretion shall be entitled to (i) establish and increase or decrease reserves against Eligible Accounts Receivable, Eligible Spare Parts and Eligible Compressor Equipment, (ii) reduce the Advance Rates to be applied under clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) above to a level below the percentages stated therein or (following any such reduction or following any increase in such Advance Rates pursuant to paragraph (c) below) restore such Advance Rates to any level equal to or below the Advance Rates stated in clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) above, (iii) impose additional restrictions (or eliminate any such additional restrictions) to the standards of eligibility set forth in the respective definitions of “Eligible Accounts Receivable”, “Eligible Spare Parts” and “Eligible Compressor Equipment,” and (iv) adjust the Borrowing Base upon the occurrence of Casualty Events in accordance with Section 2.17.

(c) The Administrative Agent at any time in the exercise of its Permitted Discretion shall be entitled, with the consent of all Lenders, to increase the Advance Rates to a level above the percentages stated in clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) above.

“Borrowing Base Certificate” means a certificate duly executed by a Responsible Officer of the Parent Borrower substantially in the form of Exhibit I or in another form reasonably acceptable to the Administrative Agent in its Permitted Discretion.

“Borrowing Base Collateral” means the Eligible Accounts Receivable, Eligible Spare Parts and the Eligible Compressor Equipment, in each case, to the extent constituting Collateral.

“Building” has the meaning defined in the applicable Flood Insurance Regulation.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to Parent Borrower and its Subsidiaries on a consolidated basis for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Collateral Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Liens (other than Liens created under the Security Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the Laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated with the two highest classifications available by Moody’s or S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the two highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement with a Borrower or any of its Subsidiaries, is a Lender, or an Affiliate of a Lender, in its capacity as a party to a Cash Management Agreement, and any Lender or Affiliate of a Lender that was a Lender or an Affiliate of a Lender on the Closing Date that is also a party to a Cash Management Agreement with a Borrower or any of its Subsidiaries, provided, however, that if such Person ceases to be a Lender or an Affiliate of a Lender, such Person shall only be a Cash Management Bank with respect to those certain Cash Management Agreements executed during such time such Person was a Lender or an Affiliate of a Lender, such agreements not to extend past their written terms.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Borrowing Base Collateral of the Parent Borrower or any of the other Loan Parties.

“Change in Control” means the occurrence of any of the following events: (a) the General Partner shall cease to be the sole general partner of the Parent Borrower, (b) 50% or more of the seats (other than vacant seats) on the board of directors (or equivalent body) of the General Partner shall at any time be occupied by Persons who were neither (i) appointed by the Permitted Investor Group, or (ii) appointed by such directors, (c) members of the Permitted Investor Group, collectively, shall cease to own (i) Equity Interests representing greater than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the General Partner or (ii) greater than 50% of the economic interests represented by the issued and outstanding Equity Interests in the General Partner, or (d) any change of control or similar event shall occur under the terms of any indenture, note agreement or other agreement governing the Senior Notes, a Debt Issue or any LP Bridge Loan.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

~~“Change in Control” means the occurrence of any of the following events: (a) the General Partner shall cease to be the sole general partner of the Parent Borrower, (b) 50% or more of the seats (other than vacant seats) on the board of directors (or equivalent body) of the General Partner shall at any time be occupied by Persons who were neither (i) appointed by the Permitted Investor Group, or (ii) appointed by such directors, (c) members of the Permitted Investor Group, collectively, shall cease to own (i) Equity Interests representing greater than 50% of the aggregate ordinary voting~~

~~power represented by the issued and outstanding Equity Interests in the General Partner or (ii) greater than 50% of the economic interests represented by the issued and outstanding Equity Interests in the General Partner, or (d) any change of control or similar event shall occur under the terms of any indenture, note agreement or other agreement governing the Senior Notes, a Debt Issue or any LP Bridge Loan.~~

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Co-Documentation Agent” means each of Capital One, NA and Credit Suisse AG in its capacity as co-documentation agent under any of the Loan Documents, or any successor co-documentation agent.

“Co-Syndication Agent” means each of Barclays Bank PLC, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Wells Fargo Bank, N.A. in its capacity as co-syndication agent under any of the Loan Documents, or any successor co-syndication agent.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders and Lender Counterparties) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

“Collateral Access Agreement” means any landlord waiver or other agreement (in each case, in form and substance satisfactory to the Administrative Agent and Collateral Agent) between the Administrative Agent and the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located.

“Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Compressor Equipment” means Compressor Units, engines, cooling units (and packages combining any of the foregoing), well monitoring assets, automated sand separation assets and other equipment and assets, together with any tangible components thereof, all related appliances, parts, accessories, appurtenances, accessions, additions, improvements and replacements thereto, all other equipment or components of any nature from time to time incorporated or installed therein and all substitutions for any of the foregoing.

“Compressor Unit” means a wellhead compressor unit used by any Loan Party to provide natural gas wellhead compression-based production enhancement services, including GasJack compressor units and VJack compressor units.

“Conflicts Committee” has the meaning given such term in the Partnership Agreement as in effect on the Closing Date or as otherwise amended, supplemented or modified to the extent not prohibited by Section 7.15.

“Consolidated EBITDA” means, for any period, for Parent Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by Parent Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) one-time financing and advisory fees and expenses incurred by the Parent Borrower to consummate the Transactions and (v) other expenses of the Parent Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of the Parent Borrower and its Subsidiaries for such period, (ii) extraordinary gains and (iii) all non-cash items increasing Consolidated Net Income for such period; provided that for purposes of Section 7.19, if a Borrower or any Guarantor shall acquire or dispose of any material property, in any case, during the period of four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available and up to and including the date of the consummation of such acquisition or disposition, then Consolidated EBITDA shall be calculated, in a manner satisfactory to the Administrative Agent in its reasonable discretion, after giving pro forma effect to such acquisition (including the revenues of the properties acquired and synergies and operating expense reductions and cost savings actually realized, as certified by the Parent Borrower) or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct non-contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for Parent Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Parent Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, excluding one-time charges in respect of loan origination or similar fees and non-cash amortized amounts with respect thereto (including, for the avoidance of doubt, debt issuance costs), and (b) the portion of rent expense of Parent Borrower and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges for the period of four fiscal quarters most recently ended.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Parent Borrower and its Subsidiaries on a consolidated basis; provided that Consolidated Net Income shall exclude (a) extraordinary or non-recurring gains and extraordinary losses or expenses, (b) non cash gains and losses with respect to any Hedging Contract, (c) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary, except that Parent Borrower’s equity in any net loss of any such Subsidiary shall be included in determining Consolidated Net Income, and (d) any income (or loss) of any Person if such Person is not a Guarantor, except that Parent Borrower’s equity in the net income of any such Person shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to a Borrower or a Guarantor as a dividend or other distribution (and in the case of a dividend or other distribution to a Guarantor, such Guarantor is not precluded from further distributing such amount to a Borrower as described in clause (c) of this proviso).

“Consolidated Secured Funded Indebtedness” means, as of any date of determination, for Parent Borrower and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness, but excluding any such Indebtedness that is not secured by any Liens.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Funded Indebtedness as of such date to (b) Consolidated EBITDA for period of four fiscal quarters most recently ended.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement or instrument to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means the Contribution, Conveyance and Assumption Agreement, dated as of June 20, 2011, among Compressco, Inc., a Delaware corporation, Compressco Field Services, Inc., an Oklahoma corporation, Compressco Canada, Inc., an Alberta corporation, Compressco de Mexico, S. de R.L. de C.V., a Mexican limited liability corporation of variable capital, Compressco GP, the Borrowers, Compressco Holdings, LLC, a Delaware limited liability company, Compressco Netherlands B.V., a Netherlands private limited liability company, Compressco Netherlands Cooperatief U.A., a Netherlands coöperatief, TETRA International Incorporated, a Delaware corporation, Production Enhancement Mexico, S. de R.L. de C.V., a Mexican limited liability corporation of variable capital and TETRA, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means any agreement reasonably requested by the Collateral Agent the purpose of which is to create a first priority perfected Lien by control in favor of the Collateral Agent for the benefit of the Secured Parties in respect of one or more deposit accounts, securities accounts or commodities accounts of any Loan Party to the extent any such account constitutes Collateral under the Guarantee and Collateral Agreement.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issue” means unsecured Indebtedness in the form of one or more issuances of senior unsecured notes issued by one or both of Borrower and Finance Co and guarantees thereof by any Subsidiary; provided that (i) such Indebtedness shall (A) not have a scheduled final maturity date, or require any scheduled amortization or other scheduled payments of principal earlier than six months after the Maturity Date, (B) have no financial maintenance covenants, (C) not have covenants or events of default that, taken as a whole, are more restrictive than those in this Agreement and (D) not have any mandatory prepayment or redemption provisions other than prepayments required as a result of a “change of control” or asset sale, (ii) no Default or Event of Default exists or would exist immediately after the issuance of such Indebtedness, (iii) immediately prior to and after giving effect to the issuance of such Indebtedness, Borrower and its Subsidiaries shall be (x) in pro forma compliance with all of the covenants set forth in Sections 7.19 and (y) the Consolidated Total Leverage Ratio on a pro forma basis shall be at least 0.50x less than the maximum allowed under Section 7.19(b) at such time, and (iv) no Subsidiary that is not also a Guarantor shall guarantee such Indebtedness, and such guarantee shall be unsecured.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived during any applicable grace or cure period be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation from such Lender by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender~~; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender~~. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or any series of related dispositions of property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments or dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower that is organized under the laws of the United States of America or any state thereof or the District of Columbia, other than any such Subsidiary that is directly or indirectly held by a Subsidiary that is not a Domestic Subsidiary.

“Dominion Account” means a special account established by a Loan Party at Bank of America or another bank acceptable to Administrative Agent, over which Administrative Agent has control (and either has or may obtain exclusive control for withdrawal purposes; provided that the respective Loan Party may have access to the funds in such account until such time as (a) an Event of Default has occurred and is continuing and the Administrative Agent has delivered notice that it is exercising exclusive control over such Dominion Account or (b) a Sweep Trigger Period exists).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts Receivable” means Accounts of the Parent Borrower and the other Loan Parties payable in Dollars. In determining the amount to be so included, the face amount of such Accounts shall exclude any such Accounts that the Administrative Agent determines to be ineligible pursuant to the definition of the term “Borrowing Base”. Unless otherwise approved in writing by the Administrative Agent, no Account of the Parent Borrower or any other Loan Party shall be deemed to be an Eligible Account Receivable if:

(a) it arises out of a sale made by the Parent Borrower or any of its Subsidiaries to an Affiliate or to an employee or a director of the Parent Borrower or any of its Subsidiaries; or

(b) (i) in the case of any Account due to the Parent Borrower or any other Loan Party from an account debtor other than a Qualified Account Debtor, the Account is unpaid more than (A) 60 days after the original payment due date and/or (B) 90 days after the original invoice date and (ii) in the case of Accounts due to the Parent Borrower or any other Loan Party from account debtors whose long-term unsecured debt obligations are rated at least A by Moody’s or A2 by S&P (each, a “Qualified Account Debtor”), the Account is unpaid more than (A) 90 days after the original payment due date and/or (B) 120 days after the original invoice date; or

(c) it is from the same account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of all Accounts from such account debtor (and any Affiliate thereof) due to the Parent Borrower and the other Loan Parties are ineligible hereunder; or

(d) the Accounts due to the Parent Borrower or any other Loan Party, when aggregated with all other Accounts of such account debtor (and any Affiliate thereof) due to the Parent Borrower and the other Loan Parties, exceeds fifteen percent (15%) in face amount of all Eligible Accounts Receivable of the Parent Borrower and the other Loan Parties combined then outstanding, to the extent of such excess, provided that, to the extent that any such Accounts are otherwise deemed to be an Eligible Account Receivable, (i) Accounts supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued or confirmed by a financial institution satisfactory to the Administrative Agent, and duly transferred to the Administrative Agent (together with sufficient documentation to permit direct draws by the Administrative Agent) shall be deemed to be Eligible Accounts Receivable to the extent of the face amount of such letter of credit for the purposes of such calculation and (ii) with respect to the account debtors listed on Schedule 1.01(b) attached hereto as of the Fourth Amendment Effective Date (and any Affiliate thereof), the percentage referred to above shall be deemed to be the percentage set forth on Schedule 1.01(b) opposite the name of such account debtor; or

(e) (i) the account debtor is also a creditor of the Parent Borrower or any other Loan Party, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Parent Borrower or the other Loan Parties, which has not been resolved, or (iii) the Account otherwise is or may reasonably be expected to become subject to any right of setoff by the account debtor or with respect to which any other claim, counterclaim, chargeback, rebate, allowance or offset has been asserted; provided that any Account deemed ineligible pursuant to this clause (e) shall only be ineligible to the extent of the amount owed by the Parent Borrower or such other Loan Party to the account debtor, the amount of such dispute or claim, or the amount of such setoff, other claim, counterclaim, chargeback, rebate, allowance or offset, as applicable;

provided, further, that the portion of any Account that would otherwise be deemed ineligible pursuant to this clause (e) shall not be deemed ineligible pursuant to this clause (e) to the extent (i) supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued or confirmed by a financial institution satisfactory to the Administrative Agent, and duly transferred to the Administrative Agent (together with sufficient documentation to permit direct draws by the Administrative Agent) or (ii) subject to a no-offset letter in form and substance satisfactory to the Administrative Agent; or

(f) the account debtor has commenced a voluntary case under any Debtor Relief Law, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under any Debtor Relief Law, as now constituted or hereafter amended, or if any other petition or other application for relief under any Debtor Relief Law has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, reorganized, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, reorganization, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs (any such act or event an “Act of Bankruptcy”), unless (i) the payment of Accounts from such account debtor is secured by assets of, or guaranteed by, in either case in a manner satisfactory to the Administrative Agent, a Person with respect to which an Act of Bankruptcy has not occurred and that is acceptable to the Administrative Agent; (ii) if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under any Debtor Relief Law, as now or hereafter in effect, the Administrative Agent shall have determined that the timely payment and collection of such Account will not be impaired; or (iii) the payment of such Account is supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued or confirmed by a financial institution satisfactory to the Administrative Agent, and duly transferred to the Administrative Agent (together with sufficient documentation to permit direct draws by the Administrative Agent); or

(g) the sale is to an account debtor outside of the United States (including, any account debtor that (y) maintains a chief executive office outside the United States or (z) is not organized under applicable law of the United States), unless (i) such account debtor has supplied the Parent Borrower or such other Loan Party with an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued or confirmed by a financial institution satisfactory to the Administrative Agent and which has been duly transferred to the Administrative Agent (together with sufficient documentation to permit direct draws by the Administrative Agent) or (ii) such Account is fully insured by credit insurance satisfactory to the Administrative Agent; or

(h) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis, cash on delivery or made pursuant to any other written agreement providing for repurchase or return; or

(i) the Administrative Agent determines in its Permitted Discretion that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor’s financial inability to pay; or

(j) the account debtor is the United States of America, any state or any political subdivision, department, agency or instrumentality thereof, unless the Parent Borrower or such other Loan Party duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Collateral Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq.) or complies with any similar state or local law as the Administrative Agent shall require; or

(k) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Parent Borrower or such other Loan Party and accepted by the account debtor or the Account otherwise does not represent a final sale (except to the extent that such Account arises from a leasing transaction); or

(l) any documentation relating to the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the FRB; or

(m) the Collateral Agent does not have a valid and perfected first priority security interest in such Account or the Account does not otherwise conform to the covenants, representations and warranties contained in this Agreement, any Security Document or any of the other Loan Documents; or

(n) the Accounts are subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

(o) the Accounts are evidenced by or arise under any promissory note, instrument or chattel paper unless such instruments or chattel paper have been pledged to the Collateral Agent containing such endorsement as the Collateral Agent shall require; or

(p) the account debtor has a presence in a state or other jurisdiction requiring the filing of Notice of Business Activities Report or similar report in order to permit the Parent Borrower or such other Loan Party to seek judicial enforcement in such state or other jurisdiction, as applicable, of payment of such Account unless the Parent Borrower or such other Loan Party has qualified to do business in such state or other jurisdiction, as applicable, or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; or

(q) the Account arises from progress billings or other billing arrangements such that the obligation of the account debtor with respect to such Account is conditioned upon the Parent Borrower’s or such other Loan Party’s satisfactory completion of any further performance under the agreement giving rise thereto; or

(r) the Account (i) does not arise from the sale, lease, or rental of goods or performance of services in the ordinary course of business or (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the account debtor; or

(s) with respect to such Account, any covenant, representation, or warranty contained in the Loan Documents has been breached or is not true in all material respects; or

(t) with respect to such Account, any check or other instrument of payment has been returned or uncollected for any reason; or

(u) the Account is owed by an account debtor which has sold all or substantially all of its assets; or

(v) the Account is owed in any currency other than Dollars; or

(w) with respect to such Account, the Administrative Agent determines such Account may not be paid by reason of the account debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever; or

(x) the Account is subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) a Lien permitted under Section 7.01 which does not have priority over the Lien in favor of the Collateral Agent; or

(y) with respect to such Account, the Parent Borrower or any other Loan Party has made any agreement with the account debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business; or

(z) the Account is deemed by the Administrative Agent in its Permitted Discretion to be otherwise ineligible for inclusion in the calculation of the Borrowing Base.

“Eligible Assignee” means a Lender, an Affiliate of a Lender, an Approved Fund, or any Person (other than a natural person) (subject to such consents, if any, as may be required under Section 10.06(b)).

“Eligible Compressor Equipment” means the Compressor Equipment of the Loan Parties. Unless otherwise approved in writing by the Administrative Agent, no Compressor Equipment shall be Eligible Compressor Equipment unless: (i) it is owned solely by one of the Loan Parties and such Loan Party has good, valid and marketable title thereto; (ii) it is at all times subject to the Collateral Agent’s valid and duly perfected first priority Lien granted pursuant to the Security Documents and no other Lien (other than (x) any Lien permitted pursuant to Section 7.01(c) or (y) any landlord’s Lien to the extent a rent reserve with respect to the relevant leased property has been deducted from the Borrowing Base in accordance with clause (ii) of the following sentence); (iii) a Loan Party shall at all times have title to such Compressor Equipment and shall have the ability to direct the disposition thereof (subject only to the rights of any leasee under a lease in effect with respect to such Compressor Equipment) and it is not located outside the United States or is in transit with a common carrier from vendors and suppliers; (iv) it is not obsolete, unmerchantable, defective, slow moving, unfit for sale, lease, rental or its intended use, not salable at prices approximating at least the cost of such Compressor Equipment in the ordinary course of business, or unacceptable due to age, type, category and/or quantity, in each case, as determined by the Administrative Agent in its Permitted Discretion; (v) it conforms in all respects to the covenants, warranties and representations set forth in this Agreement, the Security Documents and the other Loan Documents and is fully insured in the manner required by this Agreement and any other applicable Loan Documents; and (vi) it conforms to all standards imposed by any Governmental Authority; (vii) it is not the subject of a consignment of a Loan Party as consignor; (viii) it is covered by insurance acceptable to the Administrative Agent; (ix) it is not covered by a negotiable document of title, unless such document and evidence of insurance covering such Compressor Equipment has been delivered to the Administrative Agent and/or Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent; (x) it is not perishable; and (xi) it is not located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document (as defined in the Uniform Commercial Code), unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent or Collateral Agent may require or (B) an appropriate reserve has been established by the Administrative Agent in its Permitted Discretion. Notwithstanding the foregoing, in no event shall (i) any Compressor Equipment held under a Vendor Lease, (ii) any Compressor Equipment held at a leased property (other than Compressor Equipment on active lease located at customer locations in the ordinary course of business) unless a Collateral Access Agreement and landlord lien waiver satisfactory in all respects to the Administrative Agent has been obtained with respect thereto (or, if no Collateral Access Agreement or landlord lien waiver has been obtained, a rent reserve equal to three months’ rent on such leased property has, if elected by the Administrative Agent in its Permitted Discretion, been deducted from the Borrowing Base) or (iii) any Compressor Equipment otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion, constitute Eligible Compressor Equipment. Notwithstanding anything else to the contrary, a Compressor Unit that is non-operational, incomplete or otherwise not available for service shall not constitute Eligible Compressor Equipment.

“Eligible Spare Parts” means any Spare Parts of the Loan Parties. Unless otherwise approved in writing by the Administrative Agent, no Spare Parts shall be Eligible Spare Parts unless: (i) it is owned solely by one of the Loan Parties and such Loan Party has good, valid and marketable title thereto; (ii) it is at all times subject to the Collateral Agent’s valid and duly perfected first priority security interest granted pursuant to the Security Documents and no other Lien (other than (x) any Lien permitted under Section 7.01(c) or (y) any landlord’s Lien to the extent a rent reserve with respect to the relevant leased property has been deducted from the Borrowing Base in accordance with clause (ii) of the following sentence); (iii) the Loan Parties shall at all times have title to such Spare Parts and shall have the ability to direct the disposition thereof (subject only to the rights of any lessee under any lease in effect with respect to such Spare Parts) and it is not located outside the United States or is in transit with a common carrier from vendors and suppliers; (iv) it is not obsolete, unmerchantable, defective, slow moving, unfit for sale, lease, rental or its intended use, not salable at prices approximating at least the cost of such Spare Parts in the ordinary course of business, or unacceptable due to age, type, category and/or quantity, in each case, as determined by the Administrative Agent in its Permitted Discretion; (v) it conforms in all respects to the covenants, warranties and representations set forth in this Agreement and applicable Security Documents and is fully insured in the manner required by this Agreement and applicable Security Documents; (vi) it conforms to all standards imposed by any Governmental Authority; (vii) it is not the subject of a consignment of any Loan Party as consignor; (viii) it is covered by insurance acceptable to the Administrative Agent; (ix) it is not covered by a negotiable document of title, unless such document and evidence of insurance covering such Spare Part has been delivered to the Administrative Agent and/or Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Administrative Agent (or Collateral Agent, as applicable); (x) it is not perishable; and (xi) it is not located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document (as defined in the Uniform Commercial Code), unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent or Collateral Agent may require or (B) an appropriate reserve has been established by the Administrative Agent in its Permitted Discretion. Notwithstanding the foregoing, in no event shall (i) any Spare Parts held under a Vendor Lease, (ii) any Spare Parts held at a leased property (other than Spare Parts on active lease located at customer locations in the ordinary course of business) unless a Collateral Access Agreement and landlord lien waiver satisfactory in all respects to the Administrative Agent has been obtained with respect thereto (or, if no Collateral Access Agreement or landlord lien waiver has been obtained, a rent reserve equal to three months’ rent on such leased property has, if elected by the Administrative Agent in its Permitted Discretion, been deducted from the Borrowing Base) or (iii) any Spare Part otherwise deemed ineligible by the Administrative Agent in its Permitted Discretion, constitute Eligible Spare Parts.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means laws, regulations, ordinances, codes, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and requirements issued by any federal, state, local or other Governmental Authority or quasi-Governmental Authority or body (or any agency, instrumentality or political subdivision thereof) (a) relating to pollution and/or the protection, preservation or reclamation of natural resources of the Environment or the Release of any materials into the Environment, including those related to hazardous substances or Hazardous Materials or other wastes (including, without limitation, solid waste or oil and gas exploration and production wastes), air emissions and discharges to waste or public systems or (b) pertaining to any substance or material which is regulated for reasons of health, safety and/or the protection, preservation or reclamation of natural resources of the Environment and which is present or alleged to be present on or about or used in any facilities owned, leased, licensed or operated by the Parent Borrower or any Subsidiary, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air, any so called “superfund” or “superlien” law, and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the protection of the Environment or human health (to the extent related to exposure to any Hazardous Material), including those relating to the manufacture, generation, handling, transport, storage, treatment, reclamation, Release or threat of Release of Hazardous Materials, as now or at any time during the term of ~~the~~this Agreement in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, reclamation or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

~~“EPAct 2005” means the Energy Policy Act of 2005, Pub. No. 109-58, 119 Stat. 594.~~

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code or Section 302 or 303 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent Borrower or any ERISA Affiliate; or (g) a Foreign Plan Event that would reasonably be expected to have a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)  ~~(a)~~ for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) ~~(b)~~ for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided further that, in the case of clauses (a) and (b), if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.” For the avoidance of doubt, no Swing Line Loan shall be a Eurodollar Rate Loan.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Availability” means, at any time, the amount, if any, by which (a) the Maximum Borrowing Amount exceeds (b) the Total Outstandings.

“Excess Cash Amount” has the meaning set forth in Section 2.05.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.03 of the Guarantee and Collateral Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower or any other Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income taxes), by the United States or by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which a Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(f)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 10.13), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (other than pursuant to an assignment request by the Parent Borrower under Section 10.13) or designates a new Lending Office or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(f)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Parent Borrower with respect to such withholding Tax pursuant to Sections 3.01(a)(ii) or 3.01(c) and (e) in the case of a Foreign Lender, any United States federal withholding Taxes imposed on amounts payable to it as a result of its failure to comply with the requirements of FATCA to establish a complete exemption from withholding thereunder.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 15, 2013, among Compressco Partners, L.P., Compressco Partners Operating, LLC, Compressco Partners Sub, Inc., Compressco Holdings, LLC, Compressco Leasing, LLC, Compressco Field Services International, LLC, and Compressco International, LLC, as the borrowers, the other loan parties party thereto, as the loan guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and any other parties party thereto, as amended and restated, supplemented or otherwise modified prior to the Closing Date.

“Existing Letters of Credit” means those letters of credit issued and outstanding on the Closing Date and listed on Schedule 1.01(c).

“Extraordinary Receipts” means any cash and cash equivalents received by or paid to or for the account of any Person from the proceeds of tax refunds, insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost revenue) and condemnation awards (and payments in lieu thereof), except to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.05(e).

“Fabricated Cost” means the total costs (other than allocations of general and administrative expenses) incurred in fabricating a particular item of Compressor Equipment, as determined by the books and records of the Loan Parties, prepared in accordance with GAAP.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated July 10, 2014, among Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Parent Borrower and the General Partner.

“Field Examination Report” means a written report, in form and substance satisfactory to the Administrative Agent, prepared by an independent examiner or contractor appointed by the Administrative Agent that (a) is generated in connection with a field examination conducted pursuant to Section 6.11 and (b) provides reasonable detail on (i) the Accounts of the Loan Parties and (ii) at the election of the Borrowers (as notified in writing by the Parent Borrower to the Administrative Agent not less than thirty (30) days prior to the date of such field examination (any such notice so delivered, a “Spare Parts Opt-In Notice”)), the Value of any Spare Parts of the Loan Parties.

“Finance Co” means a direct, wholly-owned Subsidiary of Sub Inc. formed to become or otherwise serving as a co-issuer or co-borrower of unsecured Indebtedness permitted by this Agreement, which Subsidiary meets the following conditions at all times: (a) the provisions of Sections 6.13 and 6.14 have been complied with respect to such Subsidiary and such Subsidiary is a Guarantor and (b) such Subsidiary has not (i) incurred, directly or indirectly, any Indebtedness, or other obligation or liability whatsoever other than the Indebtedness that it was formed to co-issue or co-borrow or for which it otherwise serves as co-issuer or co-borrower; (ii) engaged in any business, activity or transaction or owned any property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the co-issuance or co-borrowing of the Indebtedness that it was formed to co-issue or co-borrow or for which it otherwise serves as co-issuer or co-borrower, and (B) other activities incidental to the maintenance of its existence, including legal, Tax and accounting administration; (iii) consolidated with or merged with or into any Person; or (iv) failed to hold itself out to the public as a legal entity separate and distinct from all other Persons.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Administrative Agent, the Lenders party thereto and any other Person party thereto.

“First Amendment Effective Date” means December 18, 2014.

“Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004 and (v) any regulations promulgated under any of the foregoing statutes (including, without limitation, any regulations promulgated by the FRB).

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by Parent Borrower or any of its Subsidiaries.

“Foreign Lender” means any Lender or L/C Issuer that is not a “United States person” as defined in Section 7701(a)(30) of the Code (including such a Lender when acting in the capacity of the L/C Issuer).

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by Parent Borrower or any of its Subsidiaries.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law and regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.

~~“Foreign Subsidiary” means any Subsidiary of the Parent Borrower that is not a Domestic Subsidiary.~~

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Lenders party thereto and any other Person party thereto.

“Fourth Amendment Effective Date” means November 3, 2016.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Compressco Partners GP Inc., a Delaware corporation (now known as CSI Compressco GP Inc., a Delaware corporation).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Borrower, each Domestic Subsidiary of the Borrowers as of the Closing Date and each other Domestic Subsidiary of the Borrowers that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.13.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement, dated as of even date herewith, by and among the Borrowers, each Guarantor and the other grantors set forth therein, in favor of the Collateral Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, any “oil and gas waste” (as defined in Section 91.1011 of the Texas Natural Resources Code), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, chemicals, pollutants, contaminants or compounds and all other substances or wastes of any nature in any form regulated pursuant to any Environmental Law.

“Hedging Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, other contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Termination Value” means, in respect of any one or more Hedging Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Contracts, (a) for any date on or after the date such Hedging Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Contracts (which may include a Lender or any Affiliate of a Lender).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“In-Place Compressor Equipment” means, as of a given date of determination, any Compressor Equipment that is included in the most recent appraisal conducted pursuant to Section 6.19.

“Increase Effective Date” has the meaning specified in Section 2.14(~~a~~e).

“Incremental Commitments” has the meaning assigned to such term in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations due and owing by such Person under any Hedging Contract after giving effect to all netting arrangements;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) Disqualified Equity Interests;

(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person (other than as permitted pursuant to Section 7.06) or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Appraisal Report” means that certain appraisal for Bank of America, N.A. (CSI/Compressco) dated July 26, 2016 prepared by Superior Asset Management for the Administrative Agent.

“Initial Financial Statements” means:

(a) ~~(a)~~ the Audited Financial Statements;

(b) ~~(b)~~ audited financial statements for the Target as of and for each year ending September 30, 2013, September 30, 2012 and September 30, 2011;

(c) ~~(c)~~ unaudited consolidated financial statements of (i) the General Partner, (ii) the Parent Borrower and (iii) the Target for any interim quarterly periods that have ended since the most recent of such audited financial statements; and

(d) ~~(d)~~ pro forma financial statements for the Parent Borrower after giving effect to the Acquisition and the other Transactions as of the end of and for the most recently completed fiscal quarter, as applicable.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Parent Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Parent Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or reinstatement thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder and (b) any Person that has issued an Existing Letter of Credit, or any successor issuer of Letters of Credit hereunder. For the avoidance of doubt, JPMorgan Chase Bank, N.A. is an L/C Issuer as of the Closing Date pursuant to clause (b) hereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, for the avoidance of doubt, if the context so requires, includes the Swing Line Lender.

“Lender Counterparty” means a Lender or an Affiliate of a Lender.

“Lender Party Account” and “Lender Party Accounts” have the meanings specified in Section 10.08.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Threshold” means $30,000,000.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or, if the context so requires, a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, each Security Document, the Fee Letter, each Issuer Document, and all other agreements, certificates, documents, and instruments entered into in connection herewith or therewith (exclusive of term sheets and commitment letters), as such agreements, certificates, documents and instruments may be amended, restated or otherwise modified from time to time.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“LP Bridge Loan” means the borrowing of up to $450,000,000 of senior unsecured loans under a bridge facility.

“Manufactured Mobile Home” has the meaning defined in the applicable Flood Insurance Regulation.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Parent Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contracts” means, collectively, (a) the agreements listed on Schedule 5.18 and (b) any other contract, arrangement or material agreement filed, made available or otherwise posted (or required to have been filed, made available or otherwise posted) by the Borrowers with the SEC pursuant to any Securities Laws.

“Maturity Date” means August 4, 2019, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Borrowing Amount” means, at any time, the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103 % of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 103 % of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Amount” means, with respect to any Account at any time, the face amount of such Account at such time less (to the extent not otherwise deducted pursuant to the definition of “Eligible Account Receivable”) any and all returns, rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), credits, allowances or taxes (including any sales, excise or other taxes) at any time issued, owing, claimed by any account debtor, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Account at such time.

“Net Cash Proceeds” means the remainder of (a) the gross proceeds received by any Loan Party from a Disposition, less (b) investment banking fees, legal, advisory, accounting and other professional fees and expenses, and other usual and customary transaction costs, sales commission, property transfer taxes or other taxes, in each case only to the extent paid or payable by a Loan Party in cash and related to such Disposition.

“Net In-Place Compressor Equipment OLV” means, as reasonably determined by the Administrative Agent in good faith based upon the Initial Appraisal Report or the most recent appraisal conducted pursuant to Section 6.19, the value of the In-Place Compressor Equipment constituting Eligible Compressor Equipment that is estimated to be recoverable in an orderly liquidation of such In-Place Compressor Equipment (less applicable freight and duty charges, if any).

“Net Loss Proceeds” means, in connection with any Casualty Event, all insurance proceeds or other amounts actually received, less any deductibles applied or to be paid and any costs and expenses incurred in the collection thereof.

“New Compressor Equipment” means Compressor Equipment that is not In-Place Compressor Equipment.

“Non-Consenting Lender” has the meaning specified in Section 10.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).

“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E.

“Notice of Exclusive Control” has the meaning specified in Section 10.08.

“Obligations” means the Secured Hedging Obligations, Secured Cash Management Obligations, and all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including, any Swing Line Loan) or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

~~“OPA” means the Oil Pollution Act of 1990, as amended from time to time.~~

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Omnibus Agreement” means the Omnibus Agreement dated as of June 24, 2011 among the General Partner, Compressco LP and TETRA Technologies, Inc. as in effect on the Closing Date or as otherwise amended, supplemented or modified to the extent not prohibited by Section 7.15.

“OPA” means the Oil Pollution Act of 1990, as amended from time to time.

“Orderly Liquidation Value” means either (a) the estimated amount expressed in Dollars which the Compressor Equipment that ~~is~~are the subject of the Approved Appraiser’s report would typically realize, which may consist of one or more privately negotiated sales, properly advertised and professionally managed, by a seller obligated to sell the subject Compressor Equipment over a period of between six and nine months from the effective date of such Approved Appraiser’s report or (b) in the Administrative Agent’s discretion, such other definition of orderly liquidation value as proposed by an Approved Appraiser and accepted by the Administrative Agent in its reasonable discretion.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, limited partnership, joint venture, trust or other form of business entity, the partnership, limited partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Parent Borrower” means Compressco LP.

“Parent Equity Investment” means the contribution of cash by the General Partner to the Parent Borrower in exchange for Equity Interests in the Parent Borrower.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Compressco Partners, L.P., dated June 20, 2011, as amended, supplemented or modified to the extent not prohibited by Section 7.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent Borrower or any ERISA Affiliate or to which the Parent Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.

“Perfection Certificate” means a Perfection Certificate substantially in the form of Exhibit F provided to the Administrative Agent that provides certain information with respect to the Loan Parties, including information relating to the Collateral (including, without limitation, real property and equipment) thereof.

“Permitted Acquisition” has the meaning specified in Section 7.02(h).

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Investor Group” means TETRA Technologies, Inc. and its Affiliates other than Parent Borrower and its Subsidiaries.

“Permitted Sale/Leaseback Transactions” means the sale or transfer of real or personal property by a Person with the intent to lease or rent such property as lessee for substantially the same purpose as the property sold or transferred, provided that the value of all personal property sold does not exceed $5,000,000 in the aggregate for all such transactions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by the Borrower or, with respect to any such plan that is subject to Section 412 or 403 of the Code or Section 302 or 303 or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Notice” shall have the meaning set forth in Section 2.05(h).

“Public Equity Offering” means a public offering of common units in the Parent Borrower.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Account Debtor” has the meaning specified in the definition of Eligible Accounts Receivable.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of Parent Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, reclamation, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into, from or through any building, structure or facility.

~~“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans, the obligation of the L/C Issuer to make L/C Credit Extensions and the obligation of the Swing Line Lender to make Swing Line Loans have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (in each case, with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations or Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, principal financial officer, treasurer, assistant treasurer or controller of a Loan Party or the General Partner (or of another Person acting as a member or manager of a Loan Party), as applicable, and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party (or of another Person acting as a member or manager of a Loan Party), and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the General Partner, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited partnership and/or other action on the part of such Loan Party or the General Partner, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or the General Partner, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent Borrower’s stockholders, partners, limited partners, general partners, or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrowers, the Administrative Agent, the Lenders party thereto and any other Person party thereto.

“Second Amendment Effective Date” means April 1, 2015.

“Secured Cash Management Obligations” means all obligations arising from time to time under Cash Management Agreements entered into from time to time between a Borrower or any Guarantor and any Cash Management Bank; provided that if such Cash Management Bank ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Secured Cash Management Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder.

“Secured Hedging Obligations” means all obligations arising from time to time under Hedging Contracts entered into from time to time between a Borrower or any Guarantor and a Lender Counterparty; provided that (a) if such Lender Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Secured Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) the applicable Lender Counterparty has provided the Administrative Agent written notice of the existence of such obligations and such transaction must not otherwise be prohibited under this Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Lender Counterparties to Secured Hedging Obligations, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Documents” means the instruments listed in the Security Schedule (including, the Guaranty and Collateral Agreement, a Perfection Certificate, the Control Agreements and any mortgages and deeds of trust to be delivered at Closing) and all other security agreements, deeds of trust, mortgages, pledges, deposit instruments, guarantees, financing statements, continuation statements, extension agreements, Collateral Access Agreements and similar agreements now, heretofore, or hereafter delivered by any Loan Party to Collateral Agent or the Administrative Agent, as applicable, in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Loan Party’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 1.01(a) hereto.

“Senior Notes” means the senior notes issued for gross proceeds of at least $350,000,000 (without giving effect to original issue discount) from the Parent Borrower and Compressco Finance Inc.

“Series A Convertible Equity Issuance” means any issuance of Series A Preferred Units (as defined in the Series A Purchase Agreement) pursuant to the Series A Purchase Agreement.

“Series A Purchase Agreement” means, collectively, that certain Series A Preferred Unit Purchase Agreement, dated as of August 8, 2016, by and among the Parent Borrower and the purchasers set forth in Schedule A thereto, and that certain Series A Preferred Unit Purchase Agreement, dated as of September 20, 2016, by and among the Parent Borrower and the purchasers set forth in Schedule A thereto.

“Service and Rental Fleet Equipment” means equipment owned by the Parent Borrower and its Subsidiaries and (i) used by the Parent Borrower or its Subsidiaries to provide compression, other production enhancement services or other ancillary services, (ii) leased to customers to perform such services, or (iii) held for sale, in all instances for clauses (i)—(iii), in connection with the production, transportation or storage of oil and natural gas.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spare Parts” means all “parts and supplies” as shown on the balance sheet of the Parent Borrower and its Subsidiaries but, for the avoidance of doubt, shall not include “work-in-progress” as shown on the balance sheet of the Parent Borrower and its Subsidiaries.

“Spare Parts Opt-In Notice” has the meaning specified in the definition of Field Examination Report.

“Specified Acquisition Agreement Representations” shall mean such of the representations and warranties related to Parent Borrower or any of its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrowers have the right to terminate their obligations under the Acquisition Agreement or the right to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Specified Representations” shall mean the representations and warranties set forth in Sections 5.01, 5.02(a) and (b) (except in the case of each of (b)(i) and (ii) to the extent a violation would not result in a “Material Adverse Effect” as such term is defined in the Borrowers’ Existing Credit Agreement in effect immediately prior to the Closing Date), 5.04, 5.14, 5.20, 5.21, 5.22 and 5.23.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of (a) the economic interests represented by the Equity Interests, (b) the general partner interests, or (c) the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Sweep Trigger Period” means the period (a) commencing upon the occurrence of any of the following: (i) Excess Availability falls below the Liquidity Threshold on each of five (5) consecutive Business Days, (ii) an Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g) shall have occurred and be continuing or (iii) an Event of Default under Section 8.01(b) shall have occurred and be continuing as a result of a violation of Section 7.19, and (b) continuing until (i) Excess Availability has exceeded the Liquidity Threshold for sixty (60) consecutive calendar days and (ii) if the applicable Sweep Trigger Period was caused by an Event of Default described in clause (a)(ii) or (a)(iii) above, such Event of Default has been cured or waived; provided, however, that no Sweep Trigger Period shall terminate if it is the fourth Sweep Trigger Period within any twelve-month period.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form of an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriated completed and signed by a Responsible Officer of the Parent Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $60,000,000 and (b) the ~~Aggregate Commitments~~Maximum Borrowing Amount. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” has the meaning specified in the preamble.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Lenders party thereto and any other Person party thereto.

“Third Amendment Effective Date” means May 25, 2016.

“Threshold Amount” means $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations.

“Transactions” has the meaning specified in the preamble.

“Transaction Documents” means the Acquisition Documents, the Loan Documents, and documents, agreements, instruments or filings relating to the Public Equity Offering, the Parent Equity Investment, the Senior Notes and the LP Bridge Loans, as applicable.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Value” means, with respect to the value of the Spare Parts, value determined on the basis of the lower of cost or market of such Spare Parts in accordance with GAAP, with the cost thereof calculated on a first-in, first-out basis determined in accordance with GAAP.

“Vendor Lease” means a lease pursuant to which Goods (as defined in the Uniform Commercial Code) are leased from a Vendor Lessor, whether or not such lease constitutes an operating or a capital lease under GAAP and whether or not such lease constitutes a true lease or a secured transaction under the Uniform Commercial Code or any other requirement of Law.

“Vendor Lessor” means a Person who leases Goods (as defined in the Uniform Commercial Code) to another Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan

Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent Borrower and its Subsidiaries or to the determination of any amount for the Parent Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, ~~and~~ (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans~~;~~ and (iii) the Total Outstandings shall not exceed the Borrowing Base then in effect; provided further, that, notwithstanding anything else to the contrary contained herein, Sub Inc. shall only be able to make Borrowings on the Closing Date and in an amount not to exceed $175,000,000. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof (including the preceding sentence), the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) Committed Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Any such notice may be given by the Parent Borrower on behalf of the Borrower. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c) or Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or the Guarantors, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or the Guarantors and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Borrowing Base then in effect, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans that are participated to such Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C

Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything else to the contrary contained herein or in any other Loan Document, Sub Inc. shall not be able to request the issuance or amendment of a Letter of Credit.

(ii) The L/C Issuer shall not issue, increase or extend any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve, liquidity or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $10,000 (or such lesser amount as may be agreed by the L/C Issuer);

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) except for Letters of Credit in support of performance bonds, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F) any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with a Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such application can be provided by the Parent Borrower on behalf of a Borrower (or on account of a

Guarantor). Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer not later than 12:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Parent Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Guarantor) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, such Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, such Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or such Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Parent Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), if the Parent Borrower shall have received notice of such drawing prior to 9:00 a.m. on the Honor Date, or if such notice has not been received by the Parent Borrower prior to such time on the Honor Date, then not later than 11:00 a.m. on (A) the Business Day that the Parent Borrower receives such notice, if such notice is received prior to 9:00 a.m. on the day of receipt or (B) the Business Day immediately following the day that the Parent Borrower receives such notice, if such notice is not received prior to 9:00 a.m. on the day of receipt, the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the ~~Aggregate Commitments~~Maximum Borrowing Amount and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Collateral Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer and the subject to Section 2.03(c)(iii), the obligation of such Borrower to reimburse the L/C Issuer such Unreimbursed Amount shall be deemed satisfied.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, such Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed

Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by a Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Collateral Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of a Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that a Borrower or any Guarantor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of a Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice a Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any Guarantor.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately, but in any event, within three (3) Business Days, notify the L/C Issuer. Such Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in this Section 2.03 to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. The L/C Issuer shall promptly notify the Administrative Agent of any changes to L/C Borrowings or L/C Obligations.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to such Borrower for, and the L/C Issuer’s rights and remedies against such Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on March 31, June 30, September 30 and December 31 in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, such Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Guarantors. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of the Guarantor inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Guarantor.

(l) Replacement of an Issuing Bank. The L/C Issuer may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, such replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to this Section 2.03. From and after the effective date of such replacement, the successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuer, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

2.04 Swing Line Loans.

(a) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments at such time, ~~and~~ (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans that are participated to such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment~~,~~ and (iii) the Total Outstandings shall not exceed the Borrowing Base then in effect; provided further that (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Such notice may be given by the Parent Borrower on behalf of a Borrower. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (or the remaining amount available under the Swing Line Sublimit if smaller), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A)

directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the ~~Committed Loans~~Maximum Borrowing Amount and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish such Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Committed Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) (f) The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) The Borrowers may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable except to the extent delivered in connection with a notice of termination of the Aggregate Commitments pursuant to Section 2.06 that is conditioned upon the effectiveness of other credit facilities, in which case such notice of prepayment may be revoked by a Borrower to the same extent that the notice of termination may be revoked pursuant to Section 2.06. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) (i) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of the lesser of (i) $100,000 or (ii) the principal outstanding under the Swing Line Loan. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the lesser of the Borrowing Base at such time and the Aggregate Commitments then in effect, such excess shall constitute a Borrowing Base deficiency hereunder, whereupon the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such ~~excess~~Borrowing Base deficiency; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in cash and in full of the Loans, the Total Outstandings exceed the ~~Aggregate Commitments~~Maximum Borrowing Amount then in effect.

(d) Upon the occurrence of any Disposition by a Borrower or any of their Subsidiaries which results in the realization of Net Cash Proceeds, the Borrowers shall prepay the Loans by an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person, provided, however, that, at the election of the Borrowers (as notified by the Parent Borrower to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Borrowers or such Subsidiary may, within 365 days after the receipt of such cash proceeds, reinvest such Net Cash Proceeds in operating assets of the Parent Borrower and its Subsidiaries; and provided, further, however, that any cash proceeds not reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(d), and, provided, further, however, that prepayments under this Section 2.05(d) shall not be required until the aggregate amount of unapplied Net Cash Proceeds exceeds $2,000,000. The provisions of this section do not constitute consent to any Dispositions by the Parent Borrower or any of its Subsidiaries not otherwise permitted hereunder.

(e) Upon any Extraordinary Receipt received by or paid to or for the account of a Borrower or any of their Subsidiaries not otherwise included in this Section, the Borrowers shall prepay an aggregate principal amount of Loans equal to such Extraordinary Receipt immediately upon receipt thereof by a Borrower or such Subsidiary; provided, however, that, at the election of the Borrowers (as notified by the Parent Borrower to the Administrative Agent on or prior to the date of receipt of such Extraordinary Receipt), and so long as no Default shall have occurred and be continuing, the Parent Borrower or such Subsidiary may apply within 365 days after the receipt of such cash proceeds to reinvest in operating assets of the Borrower and its Subsidiaries; and provided, further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(e), and, provided, further, however, that prepayments under this Section 2.05(e) shall not be required until the aggregate amount of unapplied Extraordinary Receipts exceeds $2,000,000.

(f) Upon the incurrence or issuance by the Parent Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds therefrom immediately upon receipt.

(g) Each prepayment under this Section 2.05 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 3.05 as a result of such prepayment.

(h) In connection with each prepayment pursuant to this Section 2.05, the Administrative Agent shall have received a prepayment notice substantially in the form of Exhibit H (“Prepayment Notice”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed by a Responsible Officer of the Parent Borrower.

(i) Notwithstanding anything to the contrary herein, the Aggregate Commitments shall not be permanently reduced by any mandatory prepayments required by this Section.

(j) If, as of the end of any Business Day, the consolidated cash and Cash Equivalents (other than (i) any cash set aside in a deposit account in Argentina, Canada or Mexico in the ordinary course of business, (ii) any cash amounts from the issuances of Equity Interests set aside for repurchases of Senior Notes in accordance with Section 7.12 or (iii) any cash amounts from the issuances of Equity Interests set aside to consummate one or more acquisitions otherwise permitted by the Loan Documents and occurring within 90 days after the applicable such issuance of Equity Interests) balance of the Parent Borrower exceeds $35,000,000 (the amount of such excess being referred to as the “Excess Cash Amount”), then, within five (5) Business Days of such date, the Borrowers shall prepay Loans in an amount equal to the lesser of (x) such Excess Cash Amount and (y) the aggregate principal amount of all Loans outstanding at such time. Such prepayment will not result in the reduction of the Aggregate Commitments.

2.06 Termination or Reduction of Commitments. The Parent Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Parent Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination, provided that a notice of termination of the Aggregate Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.07 Repayment of Loans. Subject to the next subsequent sentence of this paragraph, the Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Committed Loans.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) ~~(i)~~ (i) If any Obligation is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(ii) ~~(ii)~~ While any Event of Default exists and is continuing (and, other than with respect to an Event of Default under Section 8.01(a)(i), (f) or (g), if requested by the Required Lenders), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Parent Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Increase in Commitments.

(a) Request for Increase. Provided no Default exists and is continuing, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Parent Borrower may from time to time, request an increase in the Aggregate Commitments (each an “Incremental Commitment”) by an amount (for all such requests) not exceeding $150,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000 or any whole multiple of $5,000,000 in excess thereof (other than requests for the entire remaining amount under the aggregate limit in respect of Incremental Commitments set forth above. Each such notice shall specify (i) the date on which the Parent Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Parent Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment.

(b) Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i) ~~(i)~~ each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) ~~(ii)~~ no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii) ~~(iii)~~ the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(iv) on the Increase Effective Date, both before and after the effectiveness of the Incremental Commitments, the Total Outstandings do not exceed the Maximum Borrowing Amount then in effect;

(v) ~~(iv)~~ on a pro forma basis (assuming that such Incremental Commitments are fully drawn), the Borrowers shall be in compliance with each of the covenants set forth in Section 7.19 as of the end of the latest fiscal quarter for which financial statements are available;

(vi) ~~(v)~~ the Borrowers shall make any breakage payments in connection with any adjustment of Committed Loans pursuant to this Section; and

(vii) ~~(vi)~~ the Parent Borrower shall deliver or cause to be delivered officer’s certificates, legal opinions and other documents of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees (in its sole discretion) to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender shall be required to participate in any increase in the Aggregate Commitments.

(d) Notification by Administrative Agent; Additional Lenders. Within five (5) Business Days following such time period, the Administrative Agent shall notify the Parent Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Parent Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Parent Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(f) Adjustment of Committed Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Commitments, then each Lender that is acquiring an Incremental Commitment on the Increase Effective Date shall make a Committed Loan, the proceeds of which will be used to prepay the Committed Loans of the other Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Committed Loans outstanding are held by the Lenders pro rata based on their Commitments after giving effect to such Increase Effective Date. If there is a new Borrowing of Committed Loans on such Increase Effective Date, the Lenders after giving effect to such Increase Effective Date shall make such Committed Loans in accordance with Section 2.02. The Borrowers shall be required to pay any additional amounts required pursuant to Section 3.05 as a result of any prepayment referenced in this Section 2.14(e).

(g) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) ~~(a)~~ Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) ~~(b)~~ Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Parent Borrower shall have otherwise notified the Administrative Agent at such time, the Parent Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate revolving credit exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Casualty Events.In the event that a Casualty Event has occurred related to any Borrowing Base Collateral, to the extent the Net Loss Proceeds received by the Parent Borrower or any Loan Party exceed $2,000,000 in the aggregate for all Casualty Events and have not been applied or budgeted to be applied to repair, restore or replace the property affected by such Casualty Event within the earlier of 180 days after the occurrence thereof and 90 days after the receipt of such Net Loss Proceeds, the Administrative Agent, in the exercise of its Permitted Discretion may, and at the request of the Required Lenders shall, reduce the Borrowing Base based upon its review of such Casualty Event; provided that if the Borrowing Base is reduced pursuant to this section, the Borrowing Base shall be increased by the applicable amount determined in accordance with the definition of “Borrowing Base” upon the repair or replacement of such Borrowing Base Collateral through the application of such Net Loss Proceeds (or an equivalent amount of other funds).

Article III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. ~~(i)~~ (i) Any and all payments by or on account of any obligation of a Borrower or any Guarantor hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Borrower, a Guarantor or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower, Guarantor or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) ~~(ii)~~ If the Borrowers, any Guarantor or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Borrowers or the Administrative Agent shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent to be required, (B) the Borrowers or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Indemnification by the Borrowers. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrowers and any applicable Guarantor shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrowers, such Guarantor or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrowers shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by subsection (d) below. A certificate as to the amount of any such payment or liability and reasonably detailed calculations therefore delivered to the Parent Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Each Lender and the L/C Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s or the L/C Issuer’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or the L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (d).

(e) Evidence of Payments. Upon request by the Parent Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by a Borrower (or applicable Guarantor) or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower (or applicable Guarantor) shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Parent Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Parent Borrower or the Administrative Agent, as the case may be.

(f) Status of Lenders; Tax Documentation. ~~(i)~~ (i) Each Lender and the L/C Issuer shall deliver to the Parent Borrower and to the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent and such other reasonably requested information as will permit the Parent Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or the L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or the L/C Issuer by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s or the L/C Issuer’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B)(I), (ii)(B)(II), (ii)(B)(III), (ii)(B)(IV) and (ii)(C) below) shall not be required if in the Lender’s or the L/C Issuer’s reasonable judgment such completion, execution or submission would subject to such Lender or the L/C Issuer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or L/C Issuer.

(ii) ~~(ii)~~ Without limiting the generality of the foregoing, if each Borrower is a “United States person” within the meaning of Section 7701(a)(30) of the Code,

(A) ~~(A)~~ any Lender or the L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender or the L/C Issuer becomes a Lender or the L/C Issuer under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 certifying that such Lender or the L/C Issuer is exempt from U.S. federal backup withholding tax; and

(B) ~~(B)~~ each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) ~~(I)~~ executed originals of Internal Revenue Service Form W-8BEN, or any subsequent version thereof or successor thereto, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) ~~(II)~~ executed originals of Internal Revenue Service Form W-8ECI, or any subsequent version thereof or successor thereto,

(III) ~~(III)~~ executed originals of Internal Revenue Service Form W-8IMY, or any subsequent version thereof or successor thereto, and all required supporting documentation,

(IV) ~~(IV)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or any subsequent version thereof or successor thereto, or

(V) ~~(V)~~ executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

(C) ~~(C)~~ If a payment made to a Lender or the L/C Issuer under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the L/C Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the L/C Issuer shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Borrowers (or any applicable Guarantor) and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the L/C Issuer has complied with such Lender’s or the L/C Issuer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) ~~(iii)~~ Each Lender and the L/C Issuer shall promptly notify the Parent Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(g) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the Administrative Agent, such Lender or the L/C Issuer be required to pay any amount to the Borrowers pursuant to this subsection (g) the payment of which would place the Administrative Agent, such Lender or the L/C Issuer in a less favorable net after-Tax position than the Administrative Agent, such Lender or the L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

(h) Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality~~.~~. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the affected Lenders revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a ~~Committed~~ Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject the Administrative Agent, any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Administrative Agent, such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, or continuing or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, the methodology for the calculations and the calculations thereof prepared in good faith, in reasonable detail and delivered to the Parent Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least 10 Business Days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender which notice shall include the amount of such costs, the methodology for the calculation and the calculation thereof. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.

3.05 Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss or expense (but not including loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06, or if any Lender gives a notice pursuant to Section 3.02, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Article IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender and Swing Line Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s (or Collateral Agent’s, as appropriate) receipt of the following, each of which shall be originals, telecopier or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty and Collateral Agreement, sufficient in number for distribution to the Administrative Agent, the Collateral Agent, each Lender and the Borrowers;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) to the extent not identified as a post-closing obligation on Schedule 6.17, each Security Document listed in the Security Schedule, together with, if applicable:

(A) certificates representing any certificated equity interests pledged therein, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the debt pledged therein, if any, indorsed in blank;

(B) copies of all Uniform Commercial Code, judgment and tax lien searches with respect to personal property Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence that any Liens indicated in any such financing statement that are not permitted by Section 7.01 have been or contemporaneously will be released or terminated (or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent), and all proper financing statements, duly prepared for filing under the Uniform Commercial Code necessary in order to perfect the Liens created under the Security Documents (in the circumstances and to the extent required under such Security Document), covering the Collateral of the Loan Parties described in the Security Documents;

(C) if required, with respect to any real property Collateral located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency on which such Building or Manufactured Mobile Home are located in a “flood hazard area” and where such Building or Manufactured Mobile Home constitute Collateral, each of the following: (x) standard flood hazard determination forms if any property is located in a special flood hazard area, (y) notices to (and confirmations of receipt by) the Parent Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (z) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by Flood Insurance Regulations or reasonably requested by the Administrative Agent.

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v) such documents, agreements and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, formed or incorporated, and that each of the Borrowers and each Guarantor is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization, formation or incorporation;

(vi) such certificates signed by a Responsible Officer of each Loan Party attaching true and complete copies of each such Loan Party’s Organization Documents as in effect on the Closing Date;

(vii) favorable opinions of Andrews Kurth LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to such matters concerning the Loan Parties, the Loan Documents and the transactions contemplated hereby as the Administrative Agent may request, addressed to the Administrative Agent, the Collateral Agent and each Lender;

(viii) at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to the Loan Parties and the Target (and its Affiliates), that has been reasonably requested in writing by the Administrative Agent at least ten (10) days prior to the Closing Date that it reasonably determines is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act;

(ix) a certificate of a Responsible Officer of the Parent Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by any Loan Party and the validity against any such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(x) the Initial Financial Statements;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as loss payee and as an additional insured, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xii) evidence that (A) the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released and (B) any Liens relating to the Target and any prior indebtedness of such Target immediately prior to the Acquisition have been terminated and released concurrently with the Closing Date;

(xiii) a certificate from the chief financial officer of each Loan Party, in substantially the form of Exhibit G hereto, attesting to the Solvency of each Loan Party before and after giving effect to the Transactions and the incurrence of the Indebtedness related thereto;

(xiv) a certificate from a Responsible Officer of the Parent Borrower (A) attaching forecasts, in form reasonably satisfactory to the Administrative Agent and the Lenders, of balance sheets, income statements and cash flow statements for (x) each quarter for the first twelve months following the Closing Date and (y) each year commencing with the first fiscal year following the Closing Date for the term of this Agreement and (B) certifying that such forecasts were prepared in good faith on the basis of assumptions believed to be reasonable when made; and

(xv) evidence that (i) all of the general partnership interests in the Parent Borrower shall be owned by the General Partner and (ii) all ownership interests of the Parent Borrower’s Subsidiaries shall be owned by the Parent Borrower or one or more of the Parent Borrower’s Subsidiaries, in each case of clauses (i) and (ii), free and clear of any Lien not permitted under this Agreement or the other Loan Documents.

(b) Other than as set forth on Schedule 4.01, after giving effect to the transactions contemplated hereby, no third-party indebtedness for borrowed money of the Parent Borrower or any of its Subsidiaries shall remain outstanding as of the Closing Date other than Indebtedness incurred or permitted pursuant to this Agreement.

(c) Since December 31, 2013 there shall not have occurred any change, occurrence or development that has had or could be reasonably expected, either individually or in the aggregate, to have an Acquisition Material Adverse Effect.

(d) (i) The Transactions shall have been consummated in accordance with the Acquisition Agreement, the other Acquisition Documents and other Transaction Documents, and such Acquisition Agreement, the other Acquisition Documents and other Transaction Documents shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived, in each case, in a manner that is materially adverse to the Lenders without the prior written consent of the Lenders and (ii) the Parent Borrower shall have received additional proceeds to include at least $700,000,000 in cash proceeds from a combination of the Public Equity Offering, the LP Bridge Loans, the Senior Notes and the Parent Equity Investment, as each is applicable.

(e) The (x) Specified Representations and (y) Specified Acquisition Agreement Representations shall be true and correct on and as of the Closing Date.

(f) The Administrative Agent shall have received a certificate signed by a Responsible Offer of the Parent Borrower on behalf of itself and the other Loan Parties as to the matters set forth in clauses (c), (d) and (e).

(g) Total Outstandings shall be no greater than $250,000,000 as of the Closing Date, after giving effect to the Transactions and all Credit Extensions under this Agreement on such date.

(h) Any fees required to be paid by the Borrowers to the Administrative Agent and the Lenders on or before the Closing Date in accordance with the Fee Letter or any other Loan Document shall have been paid (including reasonable legal fees).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.

(a) Except as it pertains to the initial Credit Extension on the Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(i) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(ii) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(iii) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) At the time of and immediately after giving effect to such Credit Extension (or any renewal of a Letter of Credit as part of such Credit Extension) and the application of the proceeds thereof, (A) the consolidated cash and Cash Equivalents (other than (~~i~~1) any cash set aside in a deposit account in Argentina, Canada or Mexico in the ordinary course of business, (~~ii~~2) any cash amounts from the issuances of Equity Interests set aside for repurchases of Senior Notes in accordance with Section 7.12 or (~~iii~~3) any cash amounts from the issuances of Equity Interests set aside to consummate one or more acquisitions otherwise permitted by the Loan Documents and occurring within 90 days after the applicable such issuance of Equity Interests to the extent such funds are subject to a Control Agreement as required under Section 7.22) balance of the Parent Borrower shall not exceed an amount equal to $35,000,000 and (B) Excess Availability shall not be less than $0.

(b) Except in respect of clause (a)(ii) above for the initial Credit Extension on the Closing Date, each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)(i), (ii), (iii) and (iv) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither of the Borrowers nor any of their Subsidiaries are an EEA Financial Institution.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of the Organization Documents of the General Partner or any Loan Party; (b) result in the creation of any Lien other than the Lien created pursuant to the Loan Documents, require any payment to be made under, or violate (i) any Material Contract or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. Except as set forth on Schedule 5.03 hereof, no material approval, consent, exemption, authorization, permit, certificate, license, concession, grant, franchise or other authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, an “Approval”) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the recordings and filings to be made concurrently herewith or promptly following the Closing Date as required by the Security Documents, and (c) the consummation of the Acquisition and the other Transactions.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (and with respect to any periods covered by the financial statements for comparison purposes), except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby (and with respect to any periods covered by the financial statements for comparison purposes), except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of the Parent Borrower and its Subsidiaries dated March 31, 2014 and the related consolidated statements of income or operations, partners’ capital and cash flows for each completed quarter since the date of the most recent Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (and with respect to any periods covered by the financial statements for comparison purposes), except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (and with respect to any periods covered by the financial statements for comparison purposes), subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. To the best knowledge of Parent Borrower and its consolidated Subsidiaries and unless otherwise disclosed on Schedule 5.05, as of the Closing Date, neither Parent Borrower nor any of its Subsidiaries have any material indebtedness or other liabilities, direct or contingent, including liabilities for taxes, material commitments and Indebtedness, not disclosed in the items delivered pursuant to clauses (a) and (b) of the Initial Financial Statements.

(c) The pro forma consolidated balance sheet of the Parent Borrower as of the date of the most recent consolidated balance sheet and the income statement and cash flow statement of the Parent Borrower for the interim fiscal period then most recently ended prior to the Closing Date delivered as an Initial Financing Statement were prepared giving effect to the Acquisition (and such other adjustments as have been agreed between the Parent Borrower and the Administrative Agent) as if the Acquisition (and such other adjustments) had occurred on such date or at the beginning of such period, as the case may be. Such pro forma financials (i) were prepared in good faith based on assumptions that are believed by the Borrowers to be reasonable as of the Closing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Closing Date is subject to variation), (ii) accurately reflects all adjustments necessary to give effect to the Acquisition and the related transactions contemplated thereby and (iii) presents fairly, in all material respects, the pro forma financial position of the Parent Borrower and its Subsidiaries as of the date of the most recent consolidated balance sheet delivered pursuant to clause (b) above, as if the Acquisition and the related transactions contemplated thereby had occurred on such date.

(d) The Initial Financing Statements are (i) not materially inconsistent with the pre-commitment information provided to the Arranger and (ii) with respect to the Parent Borrower and Target, meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to a registration statement under the Securities Act of 1933 on Form S-1.

(e) Since the date of the Audited Financial Statements most recently delivered to the Administrative Agent prior to the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing or any ongoing, pending or threatened investigation known to the Borrowers, in each case, in any court or conducted before or by any arbitrator or Governmental Authority, by or against Parent Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to the Transactions, this Agreement or any other Loan Document, or the extensions of credit contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Parent Borrower nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. The Parent Borrower and each Subsidiary has good defensible title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business. The property of Parent Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. Except as disclosed in Schedule 5.09:

(a) the Parent Borrower and its Subsidiaries have complied with all Environmental Laws, and are in compliance with all Environmental Laws, except to the extent that failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(b) all material facilities and property owned, leased, licensed or operated by the Parent Borrower or any Subsidiary are in compliance with all Environmental Laws, except to the extent that failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(c) to the knowledge of the Parent Borrower or any Subsidiary after due inquiry and investigation, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i) claims, complaints, notices or requests for information received by Parent Borrower or any Subsidiary with respect to any Environmental Law, including any alleged violation thereof, or

(ii) written complaints, written notices or written inquiries to Borrower or any Subsidiary regarding potential liability of Parent Borrower or any Subsidiary under any Environmental Law;

that, in each case, could reasonably be expected to result in an Environmental Liability in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(d) to the knowledge of the Parent Borrower or any Subsidiary after due inquiry and investigation, no conditions exist at, on or under any property now or previously owned or leased by the Parent Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, could reasonably be expected, individually or in the aggregate, to give rise to liability under any Environmental Law in excess of $1,000,000 individually or $5,000,000 in the aggregate; and

(e) to the extent applicable, all facilities and property owned, leased, licensed or operated by the Parent Borrower or any Subsidiary currently complies with all design, operation and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and it does not have any reason to believe that such facilities or property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement, in each case except to the extent that non-compliance would result in a Material Adverse Effect.

5.10 Insurance. The properties of the Parent Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks (including public liability risks) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent Borrower or the applicable Subsidiary operates.

5.11 Taxes. Except as set forth on Schedule 5.11, the Parent Borrower and its Subsidiaries have filed or have obtained extensions for filing, all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower, any Subsidiary or any of their properties that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal and state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or if such plan is based on a prototype document, such prototype document is currently subject to an opinion from the IRS regarding its compliance in form with the requirements of Section 4.01(a) of the Code and, to the best knowledge of the Parent Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Parent Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 or 403 of the Code or Section 302 or 303 of ERISA, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 302 of ERISA has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Parent Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) ~~(i)~~ (i) No ERISA Event has occurred, and neither the Parent Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or any Foreign Plan; (ii) the Parent Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the “funding target attainment percentage” (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Parent Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13 Subsidiaries; Equity Interests. The Parent Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, as supplemented from time to time by the Parent Borrower by written notice to the Administrative Agent, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01. The Parent Borrower has no equity investments in any other corporation, entity or business venture other than those specifically disclosed in Part (b) of Schedule 5.13, as supplemented from time to time by the Parent Borrower by written notice to the Administrative Agent. Schedule 5.13, as supplemented from time to time by the Parent Borrower by written notice to the Administrative Agent identifies each Subsidiary by its state of organization, and its organizational identification number, and each Subsidiary on such schedule is a wholly-owned Subsidiary.

5.14 Margin Regulations; Investment Company Act. Neither the Borrowers nor any of their Subsidiaries is engaged and none of the foregoing will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Credit Extensions hereunder will be used by any Borrower or any of their Subsidiaries to purchase or carry margin stock (within the meaning of Regulation U issued by the FRB). None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrowers have made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and has disclosed all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading with respect to any Borrower and its Subsidiaries and their operations, business and properties, taken as a whole; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws.

(a) Except as disclosed on Schedule 5.16, each of Borrowers and each Subsidiary thereof (both before and after giving effect to the Acquisition) is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Borrowers and each Subsidiary (both before and after giving effect to the Acquisition) have obtained and maintained all Approvals necessary pursuant to applicable Law to construct, own, maintain and operate their business in which it is currently engaged, including all properties, facilities and equipment associated therewith, and (ii) all such Approvals are in full force and effect and to the knowledge of the Borrowers, are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof.

5.17 Intellectual Property; Licenses, Etc.~~.~~ Parent Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without known conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Parent Borrower or any Subsidiary infringes upon any IP Rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Material Contracts. Schedule 5.18 sets forth an accurate and complete list of all Material Contracts (including all amendments thereto) in effect on or as of the Closing Date to which Parent Borrower or any of its Subsidiaries is a party or is bound (other than the Loan Documents). Complete copies of such documents have been made available to the Administrative Agent. All Material Contracts are in full force and effect and have not been terminated (except any such Material Contract that has expired by its terms) and neither Parent Borrower nor any of its Subsidiaries is in default thereunder, and to their knowledge, there is no uncured default by any counterparty thereto and neither Parent Borrower nor any of its Subsidiaries has altered or amended any material item or provision of any Material Contract except where such termination, non-enforceability, default, alterations or amendments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, the Administrative Agent, the L/C Issuer or any Lenders (provided that the termination and replacement of a Material Contract (other than the Acquisition Agreement and other Acquisition Documents) in the ordinary course of business shall be deemed not to have such a Material Adverse Effect if the replacement will occur with reasonable promptness in the business judgment of the Parent Borrower, and the replacement Material Contract is substantially as favorable to the Loan Parties, the Administrative Agent, the L/C Issuer and the Lenders as the Material Contract being replaced). None of the Material Contracts prohibit the transactions contemplated hereby. Each Material Contract is currently in the name of, or has been assigned to, a Loan Party (with the consent or acceptance of each other party thereto if and to the extent that such consent or acceptance is required thereunder).

5.19 Labor Disputes and Acts of God. Neither the businesses nor the properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (except to the extent such event is covered by insurance sufficient to ensure that, upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur).

5.20 Solvency. Upon giving effect to the execution of this Agreement, and the other Loan Documents and the other Transaction Documents by the Borrowers and each Guarantor that is a party hereto or thereto, as applicable, the consummation of the Transactions contemplated hereby and thereby, the Borrowers and each Guarantor, on a consolidated basis, will be Solvent.

5.21 Status as Senior Debt; Security Documents. The Obligations shall rank pari passu with any other senior Indebtedness or securities of the Borrowers and shall constitute senior Indebtedness of the Borrowers and the other Loan Parties under and as defined in any documentation documenting any junior Indebtedness of the Borrowers or the other Loan Parties. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for (i) filings completed prior to the Closing Date and (ii) appropriate filings or recordings in the appropriate offices as required under applicable Laws and as contemplated hereby and other actions required by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22 OFAC. Neither the Parent Borrower, nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

5.23 Anti-Corruption Laws. The Parent Borrower and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.24 Acquisition and other Transactions. As of the Closing Date, the Borrowers have obtained all necessary Approvals for the Acquisition and the other Transactions and the Acquisition and other Transactions have been consummated in accordance with the Acquisition Documents and/or the Transaction Documents, as applicable.

Article VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.04) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent Borrower, a consolidated balance sheet of Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations and cash flows and consolidated partners’ capital (or other form of owners’ equity) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Parent Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley that does not identify any material weaknesses or scope limitations, other than (1) scope limitations related to acquisitions by Parent Borrower or the Subsidiaries that are effected during the period covered by the attestation report or (2) material weaknesses or scope limitations to which the Required Lenders do not object; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent Borrower, commencing with the fiscal quarter ending September 30, 2014, a consolidated balance sheet of Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Parent Borrower’s fiscal year then ended (or, in the case of the statement of cash flows, solely the portion of Parent Borrower’s fiscal year then ended), and the consolidated partners’ capital (or other form of owners’ equity) for the portion of the Parent Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the General Partner as fairly presenting in all material respects the financial condition, results of operations, partners’ capital and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Parent Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the General Partner and (ii) a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of the date of the most recent Compliance Certificate, all Hedging Contracts (if any) to which any Loan Party is a party;

(b) [reserved];

(c) promptly after receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or equivalent body or the audit committee of the board of directors) of the Parent Borrower or the General Partner by independent accountants in connection with the accounts or books of the Parent Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the owners of Parent Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Parent Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each written notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof that could reasonably be expected to cause a Material Adverse Effect;

(g) promptly after the assertion in writing thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law that could (i) reasonably be expected to result in a material Environmental Liability or (ii) cause any real property described in the Security Documents to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(h) promptly upon the occurrence thereof, notice of any acquisition or divestiture by Parent Borrower or any of its Subsidiaries of any assets or properties outside of the ordinary course of business or in excess of $10,000,000;

(i) promptly upon its becoming available, copies of all notices or documents received by the Parent Borrower or any other Loan Party pursuant to any Material Contract (including without limitation, the Acquisition Agreement) alleging a material default or nonperformance by such Person thereunder or terminating or suspending any such Material Contract (including, without limitation, the Acquisition Agreement);

(j) as soon as available, and in any event within 45 days after the end of each fiscal year, a financial plan for Parent Borrower (in form reasonably satisfactory to the Administrative Agent), prepared or caused to be prepared by a Responsible Officer of the General Partner, setting forth for the then calendar year and financial projections for Parent Borrower, such projections certified by Responsible Officer of the General Partner as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to the Parent Borrower or any of its Subsidiaries) by such Responsible Officer;

(k) at the times specified in Section 6.19, an appraisal report, which shall update the Initial Appraisal Report or any subsequent appraisal report, consistent with the requirements of Section 6.19;

(l) at the times specified in Section 6.03, a Borrowing Base Certificate and such other information as required in connection therewith;

~~(k) [reserved];~~

~~(l) [reserved];~~

(m) at any time upon or after a Borrower or any Guarantor having Indebtedness rated by Moody’s or S&P, prompt written notice of such rating or any change in such rating;

(n) concurrently with the annual renewal of the Loan Parties’ insurance policies, if requested by the Administrative Agent, a certificate of insurance showing all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(o) promptly, and in any event within five (5) Business Days after the effectiveness thereof, copies of any material amendment to any Borrower’s or any of the Guarantors’ charter, by-laws, partnership agreements, limited partnership agreements or other organizational documents, such notice to identify the amendments; and

(p) promptly, such additional information regarding the Collateral or the business, financial, legal or corporate affairs of any Borrower or any Guarantor, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent Borrower posts such documents, or provides a link thereto on Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which the Parent Borrower provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (delivery of the Compliance Certificates required to be delivered pursuant to Section 6.02(a) also being deemed delivered on such date if included within such electronic mail under this clause (iii)); provided, the Parent Borrower shall upon the request of the Administrative Agent provide to the Administrative Agent paper copies of any such electronically delivered Compliance Certificate~~)~~; provided further, that the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents pursuant to clause (i) or (ii) above and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, and the Administrative Agent hereby agrees that it shall use reasonable commercial efforts to post such documents received pursuant to this clause (iii) on the Parent Borrower’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. Except as expressly provided in the foregoing clause (iii) the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials, projections and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer, the Swing Line Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 ~~[Reserved.]~~ Borrowing Base Certificate. Deliver or cause to be delivered, at the Parent Borrower’s expense, to the Administrative Agent, in a form reasonably satisfactory to it, the following:

(a) (i) if Excess Availability exceeds the Liquidity Threshold, on a monthly basis as of the last day of such month and in no event later than twenty-five (25) days after the end of each such month for the prior month’s results or (ii) if Excess Availability does not exceed the Liquidity Threshold, on a weekly basis as of the last day of such week and no later than the last Business Day of the calendar week for the prior week’s results, and, in each case, concurrently with the delivery of each appraisal report pursuant to Section 6.19, a Borrowing Base Certificate accompanied by such supporting detail and documentation as is contemplated by the Borrowing Base Certificate and/or as shall be requested by the Administrative Agent in its reasonable discretion (in a form and detail reasonably satisfactory to the Administrative Agent);

(b) concurrently with the delivery of any Borrowing Base Certificate, a reconciliation (in a form and detail reasonably satisfactory to the Administrative Agent) between the Compressor Equipment of the Loan Parties as of the date of such Borrowing Base Certificate and the Compressor Equipment included in the most recent appraisal conducted pursuant to Section 6.19;

(c) upon the Administrative Agent’s request in good faith (but in no event more often than (x) monthly so long as no Event of Default shall exist or (y) weekly if an Event of Default shall exist), (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements and (ii) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month; and

(d)   ~~6.03~~ such other reports, statements and reconciliations with respect to the Borrowing Base or the Collateral as the Administrative Agent shall from time to time request in its reasonable discretion.

The Administrative Agent may, in its Permitted Discretion, from time to time review and adjust any calculation in any Borrowing Base Certificate (y) to reflect its reasonable estimate of declines in value of any Eligible Accounts Receivable, Eligible Spare Parts or Eligible Compressor Equipment due to collections received in any Dominion Account or lockbox associated therewith or otherwise, and (z) to the extent the calculation is not made in accordance with this Agreement. The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Agreement until such time as a new Borrowing Base Certificate is delivered to the Administrative Agent in accordance herewith.

6.04 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Event of Default, or any Default of which the Parent Borrower or any of its Subsidiaries has knowledge;

(b) the occurrence of any event which could reasonably be expected to have a Material Adverse Effect, promptly after the Parent Borrower or any of its Subsidiaries, after due and prompt investigation, conclude that such event could reasonably be expected to have such a Material Adverse Effect.

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices adopted by Parent Borrower or any Subsidiary, including any determination by the Borrowers referred to in Section 2.10(b); ~~and~~

(e) of the occurrence of any casualty event affecting property with a fair market value in excess of $10,000,000 or which casualty event is otherwise material~~.~~; and

(f) if Excess Availability falls below the Liquidity Threshold at any time.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 6.04(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.05 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Parent Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Parent Borrower or its Subsidiaries; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case, except where the failure to make such payment will not result in a Material Adverse Effect.

6.06 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect the legal existence and good standing of the Loan Parties under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action it deems necessary in its reasonable business judgment, to maintain all rights, privileges, permits, licenses and franchises necessary for the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.08 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, adequate insurance with respect to its properties (including properties that are subject to a mortgage or deed of trust) and business against loss or damage of the kinds (including public liability risks) customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing (a) for payment of losses to the Collateral Agent as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to the Collateral Agent, and (c) for any other matters specified in any applicable Security Document or which the Collateral Agent may reasonably require. The Borrowers will and will cause Parent Borrower and its Subsidiaries to (i) provide the Administrative Agent with a standard flood hazard determination form for such property, (ii) obtain and provide evidence of flood insurance (including evidence of renewal and payment of premiums therefor) in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require and prior to the expiration or lapse thereof if at any time the area in which any improvements located on any properties that are subject to a mortgage or deed of trust (where such improvements are subject to such mortgage or deed of trust) are within a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area, and (iv) otherwise comply with the Flood Insurance Regulations. In addition, to the extent Parent Borrower or any Subsidiary fails to obtain or maintain satisfactory flood insurance required pursuant to the preceding sentence with respect to any relevant property, the Administrative Agent shall be permitted, in its sole discretion, to obtain forced placed insurance at the Borrowers’ expense to ensure compliance with any applicable flood insurance laws or Flood Insurance Regulations.

6.09 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.10 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent Borrower or such Subsidiary, as the case may be.

6.11 Inspection Rights; Field Examinations. Permit representatives and independent examiners or contractors of the Administrative Agent and each Lender to (a) visit and inspect any of its properties (to the extent accompanied by a representative of the Borrowers or applicable Subsidiary and subject to any terms of any applicable easement), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the ~~Borrower~~Borrowers and at such reasonable times during normal business hours, upon reasonable advance notice to the Parent Borrower at their own risk~~; provided, however, that if no Event of Default exists such audits shall be limited to once each fiscal year and Borrowers shall not be obligated to reimburse the Administrative Agent for such audits more than once each fiscal year.~~, not more than once each fiscal year, and (b) conduct field examinations and prepare Field Examination Reports in connection therewith, at the expense of the Borrowers, within sixty (60) days of the Fourth Amendment Effective Date (or such later date agreed upon by the Administrative Agent in its sole discretion) and no more frequently than once every 12 months thereafter; provided, however, that notwithstanding the foregoing, in the case of each of clause (a) and (b) above, (y) if Excess Availability is less than the Liquidity Threshold (and until Excess Availability has exceeded the Liquidity Threshold for sixty (60) consecutive days), the Administrative Agent and each Lender may conduct one (1) additional audit and one (1) additional field examination in between each annual audit or field examination, as applicable, conducted pursuant to this Section 6.11 and (z) if an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may conduct audits and field examinations at any time from time to time, in all cases, at the expense of the Borrowers. Notwithstanding anything else to the contrary herein, (A) the Parent Borrower agrees to reimburse all reasonable fees, costs and expenses of any representative, independent examiner or contractor appointed by the Administrative Agent or any Lender in connection with any field examination required hereunder or any Field Examination Report prepared in connection therewith and (B) upon request by the Administrative Agent, the Parent Borrower agrees to use commercially reasonable efforts to allow any such representative, independent examiner or contractor of the Administrative Agent to accompany a representative of the Parent Borrower in visiting any customer locations where Collateral is located in connection with any field exam or the preparation of any Field Examination Report.

6.12 Use of Proceeds. Use the proceeds from the Credit Extensions under this Agreement (i) to finance in part the Acquisition, (ii) to pay fees and expenses incurred in connection with the Acquisition and the related Transactions contemplated thereby and hereby, (iii) to repay in full all borrowing outstanding under the Existing Credit Agreement and (iv) to provide ongoing working capital and for other general partnership or company purposes of the Borrower and its Subsidiaries.

6.13 Additional Guarantors. At the time that any Person becomes a Domestic Subsidiary of the Parent Borrower, and in any event within 30 days, cause (a) such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty and Collateral Agreement or a joinder thereto, and (ii) deliver to the Collateral Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability with respect only to such Subsidiary of the documentation referred to in this Section 6.13), all in form, content and scope reasonably satisfactory to the Administrative Agent; and (b) (i) cause all of the Equity Interest of such Person to be pledged to the Administrative Agent to secure the Obligations by executing and delivering the Guaranty and Collateral Agreement or a joinder thereto, (ii) pursuant to the Guaranty and Collateral Agreement, deliver or cause the applicable Subsidiary to deliver to Administrative Agent all certificates, stock powers and other documents required by the Guaranty and Collateral Agreement with respect to all such Equity Interests of any such Subsidiary and (iii) take or cause the applicable Subsidiary to take such other actions, all as may be necessary to provide the Collateral Agent with a first priority perfected pledge or and security interest in such Equity Interests in such Subsidiary.

6.14 Agreement to Deliver Security Documents. In addition to any other requirement in this Agreement or the other Loan Documents (including, without limitation, Section 6.17 hereof), with respect to any right, title or interest of any Loan Party in (i) Equity Interests or (ii) real property acquired after the date of this Agreement or arising from maintenance and other capital expenditures or expansions that, individually or together with all other unmortgaged real property, have a fair market value of at least $5,000,000, it will, within 30 calendar days grant or cause to be granted to the Collateral Agent for the benefit of the Secured Parties a first priority Lien of record on all such Equity Interests and/or real property (with no other Liens other than Liens permitted by Section 7.01), upon terms substantially the same as those set forth in the Security Documents for property of a similar type, complete such other actions as would have been necessary to satisfy the conditions set forth in Section 4.01 had such property been owned thereby on the date of this Agreement, complete such other actions as may be reasonably requested by the Administrative Agent pursuant to Sections 6.17, provide such legal opinions as may be reasonably requested by the Administrative Agent and pay, or cause to be paid, all taxes and fees related to any necessary registration, filing or recording in connection therewith.

6.15 Environmental Matters; Environmental Reviews.

(a) (i) Comply in all material respects with all Environmental Laws and implement procedures to ensure such compliance with all Environmental Laws now or hereafter applicable to such Person as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, except where the failure to do so would not reasonably be expected to result in Environmental

Liabilities exceeding $5,000,000, (ii) obtain, at or prior to the time required by applicable Environmental Laws, all material permits, licenses and other authorizations under applicable Environmental Laws necessary for its then current operations and will maintain such authorizations in full force and effect, except where the failure to do so would not reasonably be expected to result in Environmental Liabilities exceeding $5,000,000, (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials at or from any of its properties, as may be required by, and in accordance with the requirements of, applicable Environmental Laws, except where the failure to do so would not reasonably be expected to result in Environmental Liabilities exceeding $5,000,000. Promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws except, in each case, where the failure to do so would not reasonably be expected to result in Environmental Liabilities exceeding $5,000,000, or the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person.

(b) (i) Promptly furnish to the Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by such Person, or of which it has written notice, pending or threatened against such Person, the potential liability of which could reasonably be expected to result in Environmental Liabilities exceeding $5,000,000 if resolved adversely against such Person, by any Governmental Authority with respect to any alleged violation of or non-compliance with any applicable Environmental Laws or any permits, licenses or authorizations required under applicable Environmental Laws in connection with its ownership or use of its properties or the operation of its business, and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Administrative Agent and the Lenders any material actions and proceedings relating to compliance with Environmental Laws to which Borrower or a Subsidiary is named a party, except where the failure to do so would not reasonably be expected to result in Environmental Liabilities exceeding $5,000,000, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves.

(c) Promptly furnish to Administrative Agent all written requests for information, notices of claim, demand letters, and other written notifications, received by such Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material arising from its operations at any location, the potential liability of which could reasonably be expected to result in Environmental Liabilities exceeding $5,000,000 if resolved adversely against such Person.

(d) To the extent necessary to comply in all material respects with Environmental Laws, remediate or monitor contamination arising from a Release, disposal or reclamation of Hazardous Material, which solely, or together with other Releases, disposals or reclamations of Hazardous Materials could reasonably be expected to result in Environmental Liabilities exceeding $5,000,000.

(e) Provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 6.15.

6.16 Compliance with Agreements. Perform and observe all the terms and provisions of each Material Contract (including, without limitation, the Acquisition Agreement) to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, upon and during the continuance of an Event of Default, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent upon and during the continuance of an Event of Default, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in each case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect (provided that the termination and replacement of a Material Contract in the ordinary course of business shall be deemed not to have such a Material Adverse Effect if the replacement will occur with reasonable promptness in the business judgment of the Parent Borrower, and the replacement Contractual Obligation is substantially as favorable to the Loan Parties, the Administrative Agent, the L/C Issuer and the Lenders as the Contractual Obligation being replaced).

6.17 Further Assurances; Post-Closing Deliveries. (a) Deliver all of the Security Documents and any other document, instrument, agreement, recording or filing listed on Schedule 6.17 within the timeframe indicated therein and (b) promptly upon reasonable request by the Administrative Agent or the Collateral Agent, or the Required Lenders through the Administrative Agent or Collateral Agent, (x) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (y) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent, or any Lender through the Administrative Agent or Collateral Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.18 Anti-Corruption Laws. Conduct its businesses in compliance with applicable Laws relating to bribery or anti-corruption and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.19 Delivery of Appraisal. Deliver, or cause to be delivered~~, by June 30, 2016 (and on the annual anniversary thereof) (or, in each case,~~  on August 5 of each year (or such later date agreed upon by the Administrative Agent in its sole discretion)~~,~~ to the Administrative Agent an appraisal report from an Approved Appraiser with respect to the Compressor Equipment, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that (a) such appraisal shall, among other things, provide reasonable detail on (i) fair market values of the Compressor Equipment and (ii) Orderly Liquidation

Value of the Compressor Equipment and (b) the ~~first appraisal report delivered hereunder shall be~~Initial Appraisal Report was conducted on the basis of field exams while subsequent appraisal reports shall, regardless of whether a field exam is completed, be based on data collected and verified no more than thirty (30) days prior to delivery of such appraisal report); provided that, the Administrative Agent may request (or shall request at the direction of the Required Lenders) for any reason (including, without limitation, the fact that Excess Availability is less than the Liquidity Threshold (or Excess Availability has not exceeded the Liquidity Threshold for sixty (60) consecutive days thereafter)) one (1) additional appraisal report from an Approved Appraiser otherwise consistent with the forgoing requirements in between each annual delivery made pursuant to this Section 6.19; provided further, that, notwithstanding anything else to the contrary, if an Event of Default has occurred and is continuing, the Administrative Agent may request an appraisal report from an Approved Appraiser with respect to the Compressor Equipment at any time from time to time. Notwithstanding anything else to the contrary herein, (x) the Parent Borrower agrees to reimburse all reasonable fees, costs and expenses of the Approved Appraiser in connection with delivery of the appraisals required hereunder~~.~~ and (y) upon request by the Administrative Agent, the Parent Borrower agrees to use commercially reasonable efforts to allow an Approved Appraiser and a representative of the Administrative Agent to accompany a representative of the Parent Borrower in visiting any customer location where Compressor Equipment is located in connection with the preparation of any such appraisal.

6.20 Collateral Access Agreements; Master Services Agreements.

(a) Notwithstanding anything else to the contrary in any other Loan Document, each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse or other location where Collateral is stored or located when not in service (for clarification purposes, any Collateral in service pursuant to a master services agreement (including, without limitation, any master production enhancement services agreement, any standard gas compressor equipment master rental and service agreement, any master compression services agreement and any similar agreement) and located on a customer’s property shall not require a Collateral Access Agreement), which Collateral Access Agreement shall provide access rights, contain a waiver or subordination of all Liens or claims that the lessor, mortgagee, bailee or consignee may assert against the Collateral at that location and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations, warehouse space or other real property leased, owned or otherwise occupied as of the Fourth

Amendment Effective Date, if the Administrative Agent has not received a Collateral Access Agreement with respect to such location within ninety (90) days after the Fourth Amendment Effective Date (or such later date agreed upon by the Administrative Agent in its sole discretion), the Loan Parties’ Eligible Spare Parts or Eligible Compressor Equipment, as applicable, at that location, in each case, shall be subject to such reserves as may be established by the Administrative Agent in its sole discretion. With respect to such locations, warehouse space or other real property not leased or otherwise occupied as of the Fourth Amendment Effective Date, but initially leased, owned or otherwise occupied thereafter, the Loan Parties shall use commercially reasonably efforts to obtain a reasonably satisfactory Collateral Access Agreement with respect to any such locations, warehouse space or other real property which will have Eligible Spare Parts or Eligible Compressor Equipment located on such property prior to the date such location is leased, acquired or otherwise occupied, as applicable (or, in each case, such later date agreed upon by the Administrative Agent in its sole discretion), and if such Collateral Access Agreement has not been obtained, the Loan Parties’ Eligible Spare Parts or Eligible Compressor Equipment, as applicable, at that location shall be subject to the establishment of reserves acceptable to the Administrative Agent in its sole discretion. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

(b) With respect to all master services agreements (including, without limitation, any master production enhancement services agreement, any standard gas compressor equipment master rental and service agreement, any master compression services agreement and any similar agreement) and related contracts entered into on or after the Fourth Amendment Effective Date by any Loan Party with a customer where Collateral will be located at such customer’s location, the respective Loan Parties party thereto shall use commercially reasonable efforts to make such agreements and contracts fully assignable to the Collateral Agent pursuant to language reasonably acceptable to the Administrative Agent and Collateral Agent. For the avoidance of doubt, the language set forth on Schedule 6.20 with respect to such assignments is reasonably acceptable to the Administrative Agent and Collateral Agent.

6.21 Cash Management.

(a) The Loan Parties shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Administrative Agent. Within thirty (30) days after the Fourth Amendment Effective Date (or such later date agreed upon by the Administrative Agent in its sole discretion), each applicable Loan Party shall obtain an agreement (in form and substance reasonably satisfactory to the Administrative Agent) from each lockbox servicer and Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the lockbox or Dominion Account, as applicable, which may be exercised by the Administrative Agent during any Sweep Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, the Administrative Agent may, during any Sweep Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Neither the Administrative Agent nor any of the other Secured Parties assume responsibility to the Loan Parties for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any cash, check, draft or other item of payment accepted by any bank.

(b) Within thirty (30) days after the Fourth Amendment Effective Date (or such later date agreed upon by the Administrative Agent in its sole discretion), each applicable Loan Party shall request in writing and otherwise take all reasonably necessary steps to ensure that all payments on Accounts or otherwise relating to the Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). Within thirty (30) days after the Fourth Amendment Effective Date (or such later date agreed upon by the Administrative Agent in its sole discretion), if any Loan Party receives any cash, check, draft or other item of payment with respect to any Collateral, it shall hold same in trust for Administrative Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

Article VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) no additional property is added to the property covered thereby, (ii) the amount secured or benefited thereby is not increased (except as contemplated by Section ~~7.03(e)~~7.03(d)), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section  ~~7.03(e)~~7.03(d) ;

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or security deductibles, self-insurance, insurance premiums, co-payment, co-insurance, retentions and similar obligations, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) terms, conditions, exceptions, limitations, easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, minor right-of-way gaps and minor title deficiencies on or with respect to any real property, in each case, whether now or hereafter in existence, that would not, individually or in the aggregate, be reasonably expected to materially interfere with the ordinary conduct of the business of the Borrowers or materially detract from the use of the property which they affect, and for the purposes of this Agreement, any minor title deficiency shall include, but not be limited to, terms, conditions, exceptions, limitations, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way on, over or in respect of any of the properties of any Loan Party that are customarily granted or permitted to exist in the oil and gas industry; provided, however, that such deficiencies, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrowers and do not materially detract from the use of the property which they affect;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(h); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the purchase price or cost of the property being acquired on the date of acquisition;

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depository or brokerage agreements, and burdening only deposit or brokerage accounts or other funds and assets maintained with a creditor depository institution or brokerage;

(k) Liens arising from precautionary Uniform Commercial Code financing statements relating to operating leases and other contractual arrangements entered into in the ordinary course of business that describe only the property subject to such operating lease or contractual arrangement;

(l) Liens arising from cash collateralization of Hedging Contracts in an aggregate amount of up to $5,000,000 at any time outstanding;

(m) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

(n) rights reserved to or vested by law in any Governmental Authority to in any manner, control or regulate in any manner any of the properties of any Borrower or any of its Subsidiaries or the use thereof or the rights and interest of any Borrower or any of its Subsidiaries therein, in any manner under any and all laws;

(o) Liens existing on any property or asset prior to the acquisition thereof by any Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Liens shall not apply to any other property or assets of any Borrower or any of its other Subsidiaries, (iii) such Liens shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof and (iv) the debt secured by such Lien is debt permitted under Section 7.03(j) hereof;

(p) Liens arising in connection with Permitted Sale/Leaseback Transactions;

(q) Liens securing insurance premium financing under customary terms and conditions in respect of insurance policies, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof an any unearned or refunded insurance premiums related thereto;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) Liens consisting of an agreement to transfer any property (other than with respect to a transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding) that is permitted under this Agreement;

(t) Leases, subleases, space leases, licenses or sublicenses, in each case in the ordinary course of business and which do not interfere in any material respect with the business of any Loan Party; and

(u) Liens on property not constituting the Collateral and not otherwise permitted so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all Subsidiaries) $10,000,000 at any one time~~.~~;

provided, nothing in this Section 7.01 shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that any Indebtedness subject to or secured by any Lien, right or other interest permitted under subsections (a) through (l) above ranks senior in priority to any Obligation.

7.02 Investments. Make or hold any Investments, except:

(a) Investments in existence on the Closing Date and described in Schedule 7.02.

(b) Investments held by Borrowers or such Subsidiary in the form of Cash Equivalents or short-term marketable debt securities;

(c) loans or advances to officers, directors and employees of the General Partner, the Parent Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d) Investments of (i) the Borrowers in Finance Co (subject to the limitations on the activities of Finance Co set forth in the definition thereof), (ii) the Borrowers in any wholly-owned Subsidiary that is a Guarantor, (iii) any wholly-owned Subsidiary that is a Guarantor in the Borrowers or in another wholly-owned Subsidiary that is a Guarantor (iv) any Loan Party in any Subsidiary that is not a Guarantor in an amount such that all such Investments (measured at the time made) shall not exceed the greater of $30,000,000 or 5% of the net worth of the Parent Borrower; and (v) any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 7.03 and Guarantees of Indebtedness of Subsidiaries that are not Guarantors; provided such Indebtedness does not exceed $5,000,000;

(g) Investments consisting of Equity Interests, real or personal property received as non-cash consideration pursuant to Dispositions permitted under Section 7.05(c);

(h) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Domestic Subsidiary of the Parent Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a “Permitted Acquisition”):

(i) each applicable Loan Party and any such newly created or acquired Domestic Subsidiary (and, to the extent required by this Agreement, the Subsidiaries of such created or acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Sections 6.13 and 6.14, within the times specified therein;

(ii) the acquired property, assets, business or Person is in a line of business conducted by the Parent Borrower and its Subsidiaries on the date hereof or any business substantially related, compatible, complimentary or incidental thereto;

(iii) the Parent Borrower shall have delivered to the Administrative Agent not less than 10 days (or such shorter period of time agreed to by the Administrative Agent) nor more than 90 days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information regarding such acquisition, drafts (with executed copies to follow) of all material documents relating to such acquisition (including the acquisition agreement and any related document) and historical financial information (including income statements, balance sheets and cash flows) covering at least three complete fiscal years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(iv) (A) (I) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) and (II) immediately after giving effect to such purchase or other acquisition, Parent Borrower and its Subsidiaries shall be (y) in pro forma compliance with all of the covenants set forth in Sections 7.19 and (z) the Consolidated Total Leverage Ratio on a pro forma basis shall be at least 0.50x less than the maximum allowed under Section 7.19(b) at such time) and (B) immediately prior to the consummation of such purchase or other acquisition, the Parent Borrower shall have delivered to the Administrative Agent and the Lenders a certificate with respect to the matters set forth in clause (A) above;

(v) the Administrative Agent shall have received satisfactory evidence showing that the business or Person being acquired does not have negative EBITDA calculated on trailing twelve-month basis; and

(vi) the board of directors or other Persons exercising similar functions of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(i) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;

(j) other Investments in an outstanding aggregate amount at any time not exceeding $10,000,000; provided that no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment; and

(k) Investments in the form of Hedging Contracts limited solely to (a) Hedging Contracts entered into in the normal course of business consistent with industry practices and not for speculative purposes, and (b) Hedging Contracts entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Subsidiary.

7.03 Indebtedness . Create, incur, assume or suffer to exist any Indebtedness, except:

(a) the LP Bridge Loans, if any;

(b) the Senior Notes and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Senior Notes is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c) Indebtedness under the Loan Documents;

(d) one or more additional Debt Issues (provided that the Consolidated Total Leverage Ratio is not greater than 0.50x less than the maximum amount then allowed under Section 7.19);

(e) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(f) Guarantees (i) of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party, (ii) of any Loan Party in respect of Indebtedness of any Subsidiary that is not a Loan Party; provided, such Indebtedness does not exceed $5,000,000, and (iii) of any Subsidiary that is not a Loan Party in respect of Indebtedness of any other Subsidiary that is not a Loan Party;

(g) obligations (contingent or otherwise) of the Parent Borrower or any Subsidiary existing or arising under any Hedging Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business consistent with industry practices and not for purposes of speculation, provided further that, the amount of cash collateral supporting all Hedging Contracts shall be limited to the amount set forth in Section 7.01(l);

(h) Indebtedness in respect of Capitalized Leases (including obligations from Capitalized Leases arising from Permitted Sale/Leaseback Transactions), Synthetic Lease Obligations and purchase money obligations for the acquisition, construction or improvement of fixed or capital assets (including, without limitation, office equipment, data processing equipment and motor vehicles (whether or not constituting purchase money Indebtedness)) within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (i) $20,000,000 or (ii) fifteen percent (15%) of Consolidated EBITDA;

(i) Indebtedness of any Loan Party owing to another Loan Party;

(j) any Indebtedness of the Parent Borrower or any Subsidiary that is assumed or acquired to finance the cost of Permitted Acquisitions to the extent all such Indebtedness at any one time outstanding does not exceed $10,000,000;

(k) the guarantee of or other reimbursement obligations in connection with performance bonds to the extent all such Indebtedness at any one time outstanding does not exceed $3,000,000;

(l) Indebtedness of any Subsidiary that is not a Loan Party in an aggregate principal amount not exceeding $10,000,000, provided no Loan Party has any liability with respect thereto;

(m) Indebtedness of Subsidiaries that are not Loan Parties owing to any other Subsidiary, as permitted by Section 7.02~~(d)~~7.02(d);

(n) any Indebtedness arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (h) of Section 8.01;

(o) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(p) other unsecured Indebtedness not otherwise listed in clauses (a) through (k) above at any time outstanding in an aggregate principal amount not exceeding $35,000,000.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a) any wholly-owned Subsidiary of the Parent Borrower may merge or consolidate with or into (i) the Parent Borrower, provided that the Parent Borrower shall be the continuing or surviving Person, or (ii) any one or more other wholly-owned Subsidiaries of the Parent Borrower; and

(b) any Subsidiary of the Parent Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to a wholly-owned Subsidiary.

No Loan Party shall issue any Equity Interests which (i) may be classified in whole or part as Indebtedness under GAAP, (ii) require mandatory distributions (other than dividends or distributions of additional Equity Interests of such type permitted under Section 7.06(b) or distributions of Available Cash permitted under Section 7.06(d)) or mandatory redemption prior to 91 days after the Maturity Date, or (iii) provide for a scheduled distribution above generally prevailing market rates at the time of issuance (other than distribution of Available Cash). No Subsidiary of Parent Borrower will issue any additional Equity Interests, except a direct Subsidiary of a Loan Party may issue additional Equity Interests to such Loan Party or to the Parent Borrower so long as (i) such Subsidiary is a wholly-owned Subsidiary of the Parent Borrower (or is Finance Co) after giving effect thereto, and (ii) such Equity Interests shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to Security Documents acceptable to the Collateral Agent.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business, including such Dispositions to other Subsidiaries;

(c) Dispositions (excluding leases of Service and Rental Fleet Equipment entered into in the normal course of business) of equipment or real property so long as (i) not less than seventy-five percent (75%) of the purchase price for such asset shall be paid in cash; (ii) the aggregate purchase price paid to Loan Parties for such asset and all other such assets sold by Loan Parties during any period of four consecutive fiscal quarters pursuant to this clause (c) shall not exceed $20,000,000; (iii) no Default or Event of Default shall exist prior to or after giving effect to such sale and (iv) the Borrower shall make the prepayment or reinvestment of Net Cash Proceeds of such Disposition to the extent required by Section 2.05(d);

(d) Dispositions of property by any Loan Party to another Loan Party;

(e) Liens permitted by Section 7.01, Investments permitted by Section 7.02, Dispositions permitted by Section 7.04, and Restricted Payments permitted by Section 7.06;

(f) liquidations or other dispositions of cash and Cash Equivalents;

(g) disposition of owned or leased vehicles in the ordinary course of business;

(h) Permitted Sale/Leaseback Transactions; and

(i) leases of Service and Rental Fleet Equipment in effect on the Closing Date, such leases in the ordinary course of business, and leases, subleases, licenses and sublicenses in each case in the ordinary course of business and that do not materially interfere with the business of the Borrowers or the Subsidiaries;

(j) provided, however, that any Disposition pursuant to clauses (a), (b), (c), (f) and (i) shall be for fair market value. The Lenders hereby consent and agree to the release by the Collateral Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 7.05.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any such action described below or would result therefrom and after giving effect thereto Excess Availability shall be no less than the Liquidity Threshold:

(a) each Subsidiary of the Parent Borrower may make Restricted Payments to the Parent Borrower and any other Person that owns an Equity Interest in such Subsidiary ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) Parent Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common or subordinated Equity Interests of such Person and Parent Borrower may issue common Equity Interests upon the conversion of subordinated Equity Interests;

(c) Parent Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests (other than Disqualified Equity Interests), including, without limitation, the redemption of its Equity Interests from the General Partner that were purchased with the proceeds of the Parent Equity Investment;

(d) Parent Borrower may make cash distributions in an amount equal to Available Cash;

(e) Parent Borrower may repurchase, redeem or otherwise acquire its Equity Interests in connection with the administration of the LTIP (Long-Term Incentive Plan) as defined and referred to in the Partnership Agreement, including (i) in connection with the cashless exercise of unit options, restricted units, phantom units or other awards made under such plan, and (ii) the repurchase, redemption or other acquisition of Equity Interests from employees, directors and other such recipients under such plan to satisfy federal, state or local tax withholding obligations of such employees, directors and other recipients with respect to income deemed earned as the result of unit options, unit grants restricted units, phantom units or other awards made under such plan, including the vesting or exercise of any such awards;

(f) Parent Borrower may repurchase, redeem or otherwise acquire its Equity Interests held by any officers, directors or employees, or any former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) upon any such individual’s death, disability, retirement, severance or termination of employment or severance;

(g) the payment of cash in lieu of fractional Equity Interests in an aggregate amount not to exceed $1,000,000; and

(h) Parent Borrower may from time to time purchase, redeem or otherwise acquire Equity Interests issued by it (any of the foregoing, for purposes of this Section 7.06(h), a “buyback”); provided that with respect to each such buyback, (i) no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any such buyback, (ii) the excess of (A) the Aggregate Commitments plus the Loan Parties’ unencumbered and unrestricted cash over (B) the Total Outstandings, shall be at least $125,000,000 immediately before and after giving effect to such buyback, (iii) immediately upon the consummation of any buyback, the subject Equity Interests must be retired by Parent Borrower, (iv) the consideration paid by Parent Borrower for all such buybacks consummated in reliance on this Section 7.06(h) shall not exceed $25,000,000 in the aggregate and (v) any such buyback shall be consummated on or before June 30, 2015.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Except as set forth on Schedule 7.08, enter into any transaction of any kind with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Parent Borrower or such Subsidiary, taken as a whole, as would be obtainable by Parent Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that, (a) so long as no Event of Default exists, any sale, lease or like-kind exchange of Compressor Equipment among Loan Parties and their Affiliates, including Subsidiaries (other than transactions described in clause (b)) shall be deemed to satisfy the requirements of this Section 7.08 if such sale, lease, or exchange is for consideration that is equivalent to the amount determined, pursuant to a transfer pricing analysis prepared by a consultant that is not an Affiliate, to be the consideration that can be charged in such transaction consistent with the transfer pricing laws, rules, and regulations applicable to such transaction, so long as, (x) with respect to any sale or like-kind exchange, the consideration (A) attributed to any newly fabricated Compressor Equipment is equal to or greater than the Fabricated Cost thereof and (B) attributed to any other Compressor Equipment is equal to or greater than the net book value thereof, and (y) with respect to any Compressor Equipment that is being leased, the lease consideration is calculated by the consultant based on such Compressor Equipment having a value that is not less than the amount for which such Compressor Equipment could be transferred pursuant to the preceding clause (A) or (B), as applicable, if the transaction were a sale rather than a lease, (b) transactions are between or among any one or more Loan Parties not involving any other Affiliate, (c) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the General Partner’s board of directors, (d) the Omnibus Agreement, the Contribution Agreement and the Partnership Agreement, in each case, as in effect on the Closing Date and the transactions contemplated thereby, (e) any issuance (but not any redemption or purchase) by Parent Borrower of its units (including incentive distribution units) to the General Partner, and (f) any transactions approved by the Conflicts Committee; provided further that, it is understood and agreed that the existence of, or the performance by the Parent Borrower or its Subsidiaries of its obligations under the terms of, the Acquisition Documents or other

Transaction Documents to which it is a party as of the Closing Date are permitted hereunder, except that the existence of, or the performance by the Parent Borrower or any Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this proviso to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders, the Administrative Agent, and the L/C Issuer in any material respect.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of Parent Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Parent Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Parent Borrower or (iii) of Parent Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(h) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements, or provisions in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, which restrict the transfer, assignment or encumbrance thereof or (C) restrictions on cash or other deposits required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, unless such Contractual Obligation provides that such requirement shall not apply with respect to Liens granted to secure the Obligations.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 ~~[~~Reserved.~~]~~

7.12 Prepayments of Debt. Directly or indirectly, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment, repurchase or redemption as a result of any asset sale, change of control or similar event of, any outstanding Senior Notes or Debt Issue, except (a) any payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, a Debt Issue, (b) any payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in exchange for Equity Interests (other than Disqualified Equity Interests) in the Parent Borrower, (c) any payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness with the net cash proceeds from an issuance of Equity Interests (other than Disqualified Equity Interests) in the Parent Borrower; provided, however, that~~,~~ (i) any such payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value referred to in clause (b) or (c) above, (~~i~~A) shall be at a price below par value, (~~ii~~B) shall not be consummated prior to the Third Amendment Effective Date, or more than 180 days after the issuance of such Equity Interests~~,~~ and (~~iii~~C) shall be paid with funds exclusively from issuances of such Equity Interests (or in the case of an exchange, made with Equity Interests issued) on and after the Third Amendment Effective Date ~~and~~, (~~iv~~ii) the amount of all such Indebtedness repurchased hereunder does not exceed the amount of such Senior Notes outstanding on the Third Amendment Effective Date and (iii) the amount of proceeds from the Series A Convertible Equity Issuance used in any payment, prepayment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness, whether directly or subsequent to a repayment and reborrowing of Loans as contemplated by the last sentence of this Section 7.12, shall not exceed $55,000,000 in the aggregate, and (d) notices in respect of repurchases (but not the repurchases themselves) pursuant to “change of control” or “asset sale” provisions of the Senior Notes or a Debt Issue. For the avoidance of doubt, to effect a transaction pursuant to clause (c) above, the ~~Borrower~~Borrowers may use the proceeds of such issuance of Equity Interests to repay Loans and subsequently borrow such amount (subject to the conditions in Section 4.02).

7.13 Sale or Discount of Receivables. Other than in connection with the bankruptcy or financial distress of counterparties, discount, assign or sell (with or without recourse) any income or revenues (including notes receivable and accounts receivable) or any rights in respect thereof.

7.14 Material Contracts. (a) Cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), or (b) amend or otherwise modify any provision of any Material Contract or give any consent, waiver or approval thereunder, or waive any material breach of or material default under any Material Contract in each case that could reasonably be expected to have a Material Adverse Effect (provided that for purposes of this Section 7.14, the termination and replacement of a Material Contract in the ordinary course of business shall be deemed not to have such an adverse effect if the replacement will occur with reasonable promptness in the business judgment of the Parent Borrower, and the replacement Contractual Obligation is substantially as favorable to the Loan Parties, the Administrative Agent, the L/C Issuer and the Lenders as the Contractual Obligation being replaced).

7.15 Amendments to Organizational Documents and Certain Other Documents. (a) Amend, modify or otherwise change, or consent to any amendment, modification or change to (or otherwise permit) or waive any material right or obligation of any Person under, its Organization Documents, except to the extent that, such amendment, modification, changes and consents (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents and (ii) could not reasonably be expected to have an adverse effect on the

Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer, or any Loan Parties, (b) amend, modify or otherwise change, or consent to any amendment, modification or change to (or otherwise permit) the definition of Available Cash (or any related definitions having similar effect) in the Partnership Agreement or (c) amend, modify or otherwise change, or consent to any amendment, modification or change to (or otherwise permit) the terms of or documents evidencing the Senior Notes, a Debt Issue, or any LP Bridge Loan, in a manner that could reasonably be expected to be adverse to the Lenders.

7.16 Sale Leasebacks. Except for Permitted Sale/Leaseback Transactions, enter into any arrangement, directly or indirectly, with any Person whereby it or any of its Subsidiaries shall sell or transfer any of its ~~Property~~property, whether now owned or hereafter acquired, and whereby it or any of its Subsidiaries shall then or thereafter rent or lease such ~~Property~~property or any part thereof or other ~~Property~~property that it or such Subsidiary intends to use for substantially the same purpose or purposes as the ~~Property~~property sold or transferred.

7.17 Anti-Corruption Laws.

(a) Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

(b) Cause or permit any of the funds of any Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Law.

7.18 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.19 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent Borrower to be less than ~~3.00 to 1.00.~~the amounts set forth in the table below for each date of determination:

September 30, 2016	2.25:1.00
December 31, 2016	2.25:1.00
March 31, 2017	2.25:1.00
June 30, 2017	2.25:1.00
September 30, 2017	2.25:1.00
December 31, 2017	2.25:1.00
March 31, 2018	2.25:1.00
June 30, 2018	2.25:1.00
September 30, 2018	2.50:1.00
December 31, 2018	2.50:1.00
March 31, 2019 and thereafter	2.75:1.00

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Parent Borrower to exceed the amounts set forth in the table below for each date of determination:

~~June~~September 30, 2016	~~5.50~~5.75:1.00
~~September 30, 2016~~	~~5.50:1.00~~
December 31, 2016	~~5.7~~5.95:1.00
March 31, 2017	~~5.7~~5.95:1.00
June 30, 2017	~~5.7~~5.95:1.00
September 30, 2017	~~5.7~~5.95:1.00
December 31, 2017	~~5.50~~5.95:1.00
March 31, 2018	~~5.50~~5.95:1.00
June 30, 2018	~~5.2~~5.95:1.00
September 30, 2018	~~5.2~~5.75:1.00
December 31, 2018 ~~and thereafter~~	~~5.00~~5.75:1.00
March 31, 2019 and thereafter	5.50:1.00

(c) Consolidated Secured Leverage Ratio. Permit the Consolidated Secured Leverage Ratio as of the end of any fiscal quarter of the Parent Borrower to ~~be greater than 3.50 to 1.00.~~exceed the amounts set forth in the table below for each date of determination:

September 30, 2016	3.25:1.00
December 31, 2016	3.25:1.00
March 31, 2017	3.25:1.00
June 30, 2017	3.25:1.00
September 30, 2017	3.25:1.00
December 31, 2017	3.25:1.00
March 31, 2018	3.25:1.00
June 30, 2018	3.25:1.00
September 30, 2018 and thereafter	3.50:1.00

7.20 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, except for capital expenditures in the ordinary course of business not exceeding in the aggregate for the Parent Borrower and its Subsidiaries during each fiscal year the limit corresponding to each period as set forth in the grid below:

Fiscal year	Limit
2016	$25,000,000
2017	$50,000,000
2018	$50,000,000
2019	$75,000,000

provided that, notwithstanding the foregoing, fifty percent (50%) of the amounts set forth for each of fiscal years 2017 and 2018 that are not expended in the fiscal year for which it is permitted above, may, in each case, be carried over for expenditure in the immediately following fiscal year; provided however that, if any such amount is so carried over for a particular fiscal year, (a) it will be deemed used in the applicable immediately following fiscal year (whether or not so used) and (b) it may not be carried over to any subsequent fiscal year.

7.21 Accounting Changes. Make any change in (a) material accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.22 Control Agreements. Open or maintain any deposit account, securities account or commodities account without subjecting such account to a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties~~,~~ (subject to Liens permitted hereunder), pursuant to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent (a) in the case of newly opened accounts, within ten (10) Business Days after such account is opened or such longer period as may be agreed to by the Collateral Agent in its reasonable discretion (but not to exceed thirty (30) days)~~, subject to liens permitted hereunder, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that, for~~ and (b) in the case of any account of a Person acquired in connection with a Permitted Acquisition hereunder that is or will become a Loan Party, within sixty (60) days or such longer period of time as may be agreed to by the Collateral Agent in its reasonable discretion following the consummation of such Permitted Acquisition. For the avoidance of doubt, within thirty (30) days after the Third Amendment Effective Date (or such longer period of time as may be agreed to by the Collateral Agent in its reasonable discretion), the Parent Borrower shall deliver Control Agreements for each of the Loan Parties with accounts held at Bank of America. Notwithstanding the foregoing, the Collateral Agent may waive the requirements set forth in this Section 7.22 with respect to any account as determined by the Collateral Agent in its sole discretion after consultation with the Parent Borrower.

Article VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.04, 6.06(a), 6.11, 6.12, 6.13 or 6.14, 6.18, 6.19, 6.21, or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that does not have a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any material respect when made or deemed made or (ii) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that has a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any respect when made or deemed made; or

(e) Cross-Default. (i) The Parent Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Hedging Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, the passage of time, or both, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Hedging Contract an “Early Termination Date” (as defined in such Hedging Contract) resulting from (A) any event of default under such Hedging Contract as to which Parent Borrower or any Subsidiary is the “Defaulting Party” (as defined in such Hedging Contract) or (B) any “Termination Event” (as so defined) under such Hedging Contract as to which Parent Borrower or any Subsidiary is an “Affected Party” (as so defined) and, in either event, the Hedging Termination Value owed by Parent Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Parent Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Parent Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not adequately covered by solvent independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days from the date of entry during which such judgment remains unpaid, unvacated, unbonded or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Foreign Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount and such ERISA Event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan, or (ii) the Parent Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change in Control. There occurs any Change in Control~~.~~; or

(l) Criminal Indictment or Conviction. Any Loan Party is criminally indicted or convicted under any Law that may reasonably be expected to lead to a forfeiture of any material portion of the property of such Loan Party.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans (including with respect to the Swing Line Lender and Swing Line Loans) and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans (including Swing Line Loans), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower or any Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16 be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans (including Swing Line Loans), L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (including Swing Line Loans) and L/C Borrowings and to the Secured Hedging Obligations and Secured Cash Management Obligations, ratably among the Lenders, the L/C Issuer and the Lender Counterparties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Collateral Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.03 and 2.14; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c) and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.04 Dominion Account. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day during any Sweep Trigger Period. If a credit balance results from such application during such Sweep Trigger Period, it shall not accrue interest in favor of the Borrowers and shall be made available to the Borrowers as long as no Event of Default exists. The Loan Parties may retain access to the funds in the Dominion Accounts until such time as (a) an Event of Default has occurred and is continuing and the Administrative Agent has delivered notice that it is exercising exclusive control over such Dominion Account or (b) a Sweep Trigger Period exists.

Article IX.

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent (for purposes of this Article IX only, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender, the Swing ~~line~~Line Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and each Agent’s duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final nonappealable judgment. Neither Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Parent Borrower, a Lender or the L/C Issuer.

Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, Acquisition Document or Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Agents. Either Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as such Agent.

Any resignation or removal by Bank of America as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the

Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, co-syndication agents or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of

Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize each Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agents under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Agents under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty and Collateral Agreement if such Person ceases to be a Subsidiary of the Parent Borrower as a result of a transaction permitted hereunder.

Upon request by either Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent or the Collateral Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the guaranty contained in the Guaranty and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. In addition, notwithstanding anything else to the contrary in any Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any obligation to conduct any independent evaluation or appraisal of the assets or liabilities of the Loan Parties or any other Person, or to opine or advise on any related Solvency issues.

Article X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment or prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the value of the guaranty contained in the Guaranty and Collateral Agreement without the written consent of each Lender, except as provided in Section 9.10; ~~or~~

(h) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except as provided in Section 9.10;

(i) increase the Advance Rates under the Borrowing Base or amend the definition of “Borrowing Base” (or any material defined terms used in such definition) such that more credit would be available to the Borrowers without the written consent of each Lender; or

(j) other than as permitted by Section 9.10(b), agree to subordinate the priority of Liens on the Collateral in favor of the Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties, in favor of any other creditor of the Loan Parties without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except as expressly provided otherwise in this Agreement (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Parent Borrower, the Administrative Agent, the Collateral Agent or the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Parent Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY

OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent Borrower, the Administrative Agent, the Collateral Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, the Collateral Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by the Borrowers or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by the Borrowers or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer, the Collateral Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the Swing Line Lender) or the L/C Issuer, including the legal fees, charges and disbursements of any counsel for the

Administrative Agent, the Collateral Agent, any Lender (including the Swing Line Lender) or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrowers. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent (and any sub-agent of either of the foregoing), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) relate to claims, damages, losses, liabilities or expenses that are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from any dispute solely among Indemnitees (other than any claims against any Indemnitee in its capacity or in fulfilling its role as an Administrative Agent, Collateral Agent, Co-Documentation Agent, Co-Syndication Agent or Arranger and other than any claims arising out of an act or omission on the part of the Parent Borrower, its Subsidiaries or their respective Affiliates). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer or Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer or Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(f) Survival. The agreements in this Section and the indemnity provision of Section 10.04(b) shall survive the resignation of the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to the Administrative Agent, the L/C Issuer or any Lender (including the Swing Line Lender), or the Administrative Agent, the L/C Issuer or any Lender (including the Swing Line Lender) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender or Swing Line Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender (including the Swing Line Lender) and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders (including the Swing Line Lender) and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (other than pursuant to a transaction permitted by Section 7.04) neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (including the Swing Line Lender) and no Lender (including the Swing Line Lender) may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than

$5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the consent of the Parent Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for any assignment unless an Event of Default has occurred and is continuing at the time of such assignment; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof~~)~~;

(iv) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the consent of the Administrative Agent (such consent not to be unreasonably withheld);

(v) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(vi) the parties (other than the Parent Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(vii) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to a natural person or (C) to the Parent Borrower or its respective Affiliates or Subsidiaries; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers, the L/C Issuer, the Swing Line Lender and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 10.6(d) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Loans (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loans for all purposes under this Agreement, notwithstanding any notice to the contrary.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent Borrower is notified of the participation sold to such Participant and provided with all information required to be included in the Register and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(f) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or another central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be and (b) the successor L/C Issuer or Swing Line Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. Notwithstanding anything else to the ~~contary~~contrary herein, any successor L/C Issuer or Swing Line Lender must agree to be appointed by the Parent Borrower prior to its appointment taking effect.

(h) Notwithstanding anything else to the contrary, the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Loan Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Third Amendment Effective Date.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Contract relating to any Borrower and its obligations, (g) with the written consent of the Parent Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Collateral Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Collateral

Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that (a) in the event that any Defaulting Lender shall exercise any such right of setoff, (~~x~~i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (~~y~~ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff and (b) no Lender, L/C Issuer or any such Affiliate shall set off against a Dominion Account without Administrative Agent’s prior consent. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

The Administrative Agent hereby appoints each of the L/C Issuer and Lenders to serve as its bailee to perfect the Administrative Agent’s Liens in any Collateral in the possession of such L/C Issuer and Lender. L/C Issuer and each Lender possessing any Collateral agrees to so act as bailee for the Administrative Agent in accordance with the terms and provisions hereof. In furtherance of the forgoing, L/C Issuer and each Lender acknowledges that certain of the Loan Parties maintain deposit accounts, securities accounts and commodities accounts with one or more of the Administrative Agent, L/C Issuer and Lenders (all such accounts maintained by Loan Parties with one or more of the Administrative Agent, L/C Issuer and Lenders being herein collectively called the “Lender Party Accounts” and individually a “Lender Party Account”). L/C Issuer and each Lender agrees to hold its Lender Party Accounts as bailee for the Administrative Agent to perfect the security interest held for the benefit of the L/C Issuer or a Lender therein. Prior to the receipt by L/C Issuer or a Lender of notice from the Administrative Agent that it is exercising exclusive control over any Lender Party Account (a “Notice of Exclusive Control”), the Loan Parties are entitled to make withdrawals from the Lender Party Accounts and make deposits into and give entitlement orders with respect to the Lender Party Accounts. Once L/C Issuer or a Lender has a Notice of Exclusive Control, which such notice shall not be given until an Event of Default has occurred and is continuing, the Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any entitlement order or other direction with respect to the Lender Party Accounts. To the extent not already occurring, L/C Issuer and each Lender agrees to transfer, in immediately available funds by wire transfer to the Administrative Agent, the amount of the collected funds credited to the deposit accounts which are Lender Party Accounts held by such L/C Issuer or Lender, and deliver to the Administrative Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Administrative Agent demands payment or delivery thereof after a Notice of Exclusive Control has been delivered to such L/C Issuer or Lender. Each Loan Party agrees that L/C Issuer and each Lender is authorized to immediately deliver all the Collateral to the Administrative Agent upon the L/C Issuer’s or Lender’s receipt of a Notice of Exclusive Control from the Administrative Agent.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, L/C Issuer, the Swing Line Lender or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent, L/C Issuer, the Swing Line Lender or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04 or gives notice pursuant to Section 3.02, (b) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender fails to consent to an election, consent, amendment, waiver or other modification to this Agreement (a “Non-Consenting Lender”) or any other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, or (e) if any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Parent Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) except in the case of an assignment to another Lender, in which case the Administrative Agent shall waive the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender being a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER (INCLUDING THE SWING LINE LENDER), THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, EACH LENDER, THE L/C ISSUER, THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any Loan Document or any other document executed in connection herewith or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18 General Partner Limitation of Liability. The General Partner, acting solely in its capacity as general partner of Compressco LP, shall not be liable for the obligations of any Loan Party under this Agreement or any other Loan Document, including, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of Compressco LP or any other Loan Party that requires the General Partner to restore a capital account deficit; provided that nothing in this Section 10.18 shall be construed so as to prevent the Administrative Agent or any Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of (a) obtaining jurisdiction over Compressco LP or (b) obtaining any judgment, order or execution against the General Partner arising out of any fraud or intentional misrepresentation by the General Partner in connection with the Loan Documents or in order to recover moneys received by the General Partner in violation of the terms of this Agreement.

10.19 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such

Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers~~Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) ~~(i)~~ a reduction in full or in part or cancellation of any such liability;

(ii) ~~(ii)~~ a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  ~~(iii)~~ the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers~~Write-Down and Conversion Powers of any EEA Resolution Authority.

Article XI.

THE PARENT BORROWER

11.01 Appointment; Nature of Relationship. Compressco LP is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Parent Borrower”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Parent Borrower to act as the contractual representative of such

Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Parent Borrower agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Parent Borrower as their agent to receive all of the proceeds of the Loans, at which time the Parent Borrower shall promptly disburse such Loans to the appropriate Borrowers. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Parent Borrower or any Borrower for any action taken or omitted to be taken by the Parent Borrower or the Borrowers pursuant to this Section 11.01. For the avoidance of doubt, each of the Loan Parties hereby appoints the Parent Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Parent Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Parent Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Parent Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Parent Borrower on behalf of each of the Loan Parties.

11.02 Powers. The Parent Borrower shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Parent Borrower by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Parent Borrower shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Parent Borrower.

11.03 Employment of Agents. The Parent Borrower may execute any of its duties as the Parent Borrower hereunder and under any other Loan Document by or through authorized officers.

11.04 No Successor Parent Borrower. The Parent Borrower may not resign from its capacity as Parent Borrower under this Agreement.

11.05 Execution of Loan Documents. The Borrowers hereby empower and authorize the Parent Borrower, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, notices, consents, documents or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates. Each Borrower agrees that any action taken by the Parent Borrower or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Parent Borrower of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPRESSCO PARTNERS, L.P.,
as Borrower and as Parent Borrower

By: COMPRESSCO PARTNERS GP INC.,
its general partner

By:
Name:
Title:

COMPRESSCO PARTNERS SUB, INC., as Borrower

By:
Name:
Title:

Signature Page to Credit Agreement

~~BANK OF AMERICA, N.A~~BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page to Credit Agreement

~~BANK OF AMERICA, N.A~~BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

Signature Page to Credit Agreement

~~JPMORGAN~~JPMORGAN CHASE BANK, N.A., as L/C Issuer

By:
Name:
Title:

Signature Page to Credit Agreement

JPMorgan Chase Bank, N.A., as a Co-Syndication Agent and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Wells Fargo Bank, N.A., as a Co-Syndication Agent and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Royal Bank of Canada, as a Co-Syndication Agent and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Credit Suisse AG, Cayman Islands Branch, as a Co-Documentation Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Credit Agreement

Capital One, NA, as a Co-Documentation Agent and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Barclays Bank PLC, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Raymond James Bank, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BOKF, N.A. d/b/a Bank of Oklahoma, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

OneWest Bank, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Texas Capital Bank, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Annex II

Credit Agreement Exhibits

(see attached)

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [•]

To:	Bank of America, N.A., as Administrative Agent

Agency Management

135 South LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention: Linda Lov, Agency Officer

Tel:     312-828-8010

Fax:     877-206-1766

Email:  linda.k.lov@baml.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 4, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSI COMPRESSCO LP (F/K/A COMPRESSCO PARTNERS, L.P.) (“Compressco LP” or “Parent Borrower”) and CSI COMPRESSCO SUB INC. (F/K/A COMPRESSCO PARTNERS SUB, INC.) (“Sub Inc.”) (collectively, Compressco LP and Sub Inc., the “Borrowers”), BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Administrative Agent”), each Lender from time to time party thereto and the other Persons party thereto.

I, the undersigned Responsible Officer of CSI COMPRESSCO GP INC. (F/K/A COMPRESSCO PARTNERS GP INC.) (the “General Partner”), the general partner of Compressco LP, hereby certify, solely in my capacity as an officer of the General Partner and not in an individual capacity, as of the date hereof, that I am the                                  of the General Partner, and that, as such, I am authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on behalf of the General Partner in its capacity as the general partner of the Parent Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements.]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of Parent Borrower ended as of the above date, together with the report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent and an attestation report of such Registered Public Accounting Firm as to Parent Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley.

[Use following paragraph 1 for fiscal quarter-end financial statements.]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of Parent Borrower ended as of the above date, which financial statements fairly present in all material respects the financial condition, results of operations, partners’ capital and cash flows of Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision or the supervision of any other Responsible Officer of the General Partner or the Parent Borrower, a review of the activities of the Parent Borrower during such fiscal period in order to determine whether during such period the Parent Borrower performed and observed all its obligations under the Loan Documents.

[select one:]

3. To the knowledge of the undersigned, no Default has occurred and is continuing.

[-or-]

3. The following covenants or conditions have not been performed or observed and the following is a reasonably detailed list of each such Default and its nature and status:

[insert list]

4. Attached hereto as Schedule 2 are the financial covenant analyses and information demonstrating compliance with Section 7.19 and Section 7.20 of the Credit Agreement.

5. A report as of the date of this Compliance Certificate is attached hereto as Schedule 3 setting forth all Hedging Contracts (if any) to which any Loan Party is a party.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______ , 20                 .

CSI COMPRESSCO GP INC. (F/K/A COMPRESSCO PARTNERS GP INC.),
as General Partner
By:
Name:
Title:

Schedule 1 to

Exhibit D

[Select one:]

AUDITED FINANCIAL STATEMENTS

(as required by Section 6.01(a) of the Credit Agreement)

[-or-]

UNAUDITED FINANCIAL STATEMENTS

(as required by Section 6.01(b) of the Credit Agreement)

(attached)

Schedule 2 to

Exhibit D

For the [Quarter/Year] ended ___________________ (“Statement Date”)

($ in 000’s)

Section 7.19(a) – Consolidated Interest Coverage Ratio:

I. Consolidated Interest Charges

A. Consolidated Interest Charges as of the last day of the period of four fiscal quarters then ending.	$

II. Consolidated EBITDA

A. Consolidated Net Income for such period; plus	$

B. The following to the extent deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Charges,	$

(ii) provision for federal, state, local and foreign income taxes payable,	$

(iii) depreciation and amortization expense,	$

(iv) one-time financing and advisory fees and expenses incurred by the Parent Borrower to consummate the Transactions, and	$

(v) other expenses of the Parent Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period;	$

The sum of Lines B(i) through B(v); minus	$

C. The following to the extent included in calculating such Consolidated Net Income:

(i) federal, state, local and foreign income tax credits of the Parent Borrower and its Subsidiaries,	$

(ii) extraordinary gains, and	$

(iii) all non-cash items increasing Consolidated Net Income;	$

The sum of Lines C(i) through C(iii).	$

D.     Consolidated EBITDA (Line A, plus Line B (which, for the avoidance of doubt, is the sum of Lines B(i) through B(vi)), minus Line C (which, for the avoidance of doubt, is the sum of Lines C(i) through C(iii)); subject to any further adjustments thereto in conformance with the definition of Consolidated EBITDA contained in the Credit Agreement)

$

III.	Consolidated Interest Coverage Ratio (Line II.D divided by Line I.A): to 1.00

Minimum required under Section 7.19(a) for the applicable date of determination:

September 30, 2016	2.25:1.00
December 31, 2016	2.25:1.00
March 31, 2017	2.25:1.00
June 30, 2017	2.25:1.00
September 30, 2017	2.25:1.00
December 31, 2017	2.25:1.00
March 31, 2018	2.25:1.00
June 30, 2018	2.25:1.00
September 30, 2018	2.50:1.00
December 31, 2018	2.50:1.00
March 31, 2019 and thereafter	2.75:1.00

Section 7.19(b) – Consolidated Total Leverage Ratio:

I.	Consolidated Total Indebtedness

A. Consolidated Funded Indebtedness as of the last day of the period	$

II.	Consolidated EBITDA

A. Consolidated EBITDA for such period (See Line II.D above)	$

III.	Consolidated Total Leverage Ratio (Line I.A divided by Line II.A):____ to 1.00

Maximum permitted under Section 7.19(b) for the applicable date of determination:

September 30, 2016	5.75:1.00
December 31, 2016	5.95:1.00
March 31, 2017	5.95:1.00
June 30, 2017	5.95:1.00
September 30, 2017	5.95:1.00
December 31, 2017	5.95:1.00
March 31, 2018	5.95:1.00
June 30, 2018	5.95:1.00
September 30, 2018	5.75:1.00
December 30, 2018	5.75:1.00
March 31, 2019 and thereafter	5.50:1.00

Section 7.19(c) – Consolidated Secured Leverage Ratio:

I.	Consolidated Secured Funded Indebtedness

A. Consolidated Secured Funded Indebtedness as of the last day of the period	$

II.	Consolidated EBITDA

A. Consolidated EBITDA for such period (See Line II.D above)	$

III.	Consolidated Secured Leverage Ratio (Line I.A divided by Line II.A):____ to 1.00

Maximum permitted under Section 7.19(c) for the applicable date of determination:

September 30, 2016	3.25:1.00
December 31, 2016	3.25:1.00
March 31, 2017	3.25:1.00
June 30, 2017	3.25:1.00
September 30, 2017	3.25:1.00
December 31, 2017	3.25:1.00
March 31, 2018	3.25:1.00
June 30, 2018	3.25:1.00
September 30, 2018 and thereafter	3.50:1.00

Section 7.20 – Capital Expenditures:

I.	Capital expenditures

A. Aggregate amount for the Parent Borrower and its Subsidiaries	$

Maximum Permitted under Section 7.20 for the fiscal year:

Fiscal year	Limit[1]
2016	$25,000,000
2017	$50,000,000
2018	$50,000,000
2019	$75,000,000

[1]	Fifty percent (50%) of the amounts set forth for each of fiscal years 2017 and 2018 that are not expended in the fiscal year for which it is permitted, may, in each case, be carried over for expenditure in the immediately following fiscal year; provided however that, if any such amount is so carried over for a particular fiscal year, (a) it will be deemed used in the applicable immediately following fiscal year (whether or not so used) and (b) it may not be carried over to any subsequent fiscal year.

Schedule 3 to

Exhibit D

Hedging Contracts

(see attached)

EXHIBIT F

FORM OF PERFECTION CERTIFICATE

(See Attached)

PERFECTION CERTIFICATE

Reference is made to that certain Credit Agreement (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among CSI COMPRESSCO LP, a Delaware limited partnership formerly known as Compressco Partners, L.P. (the “Partnership”), CSI COMPRESSCO SUB INC., a Delaware corporation formerly known as Compressco Partners Sub, Inc. (“Sub”, and together with the Partnership, the “Borrowers”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the other parties thereto. Unless defined herein or the context requires otherwise, capitalized terms used herein have the meaning set forth in the Credit Agreement.

In connection with the Credit Agreement, each of the Borrowers and the other grantors specified below (the “Grantors”) entered into the Guarantee and Collateral Agreement and various other Security Documents.

As of the Fourth Amendment Effective Date, each of the undersigned Loan Parties (the “Grantors”) hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer as follows:

I.	CURRENT INFORMATION

A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name (as it appears in each respective certificate or articles of incorporation, certificate of formation, limited partnership agreement, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each of the Borrowers and each other Grantor are as follows:

Name of Borrower/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number
CSI Compressco LP	Limited Partnership	Delaware	4618188
CSI Compressco Sub Inc.	Corporation	Delaware	4888416
CSI Compressco Finance Inc.	Corporation	Delaware	5518737
CSI Compressco Operating LLC	Limited Liability Company	Delaware	4618189
CSI Compressco Holdings LLC	Limited Liability Company	Delaware	4889943
CSI Compressco Leasing LLC	Limited Liability Company	Delaware	4531621
CSI Compressco Field Services International LLC	Limited Liability Company	Delaware	4400257
CSI Compressco International LLC	Limited Liability Company	Delaware	4400304

Name of Borrower/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number
Compressor Systems, Inc.	Corporation	Delaware	2242360
Rotary Compressor Systems, Inc.	Corporation	Delaware	2804029
CSI Compression Holdings, LLC	Limited Liability Company	Delaware	5314351

B. Chief Executive Offices and Mailing Addresses. The chief executive office address and the preferred mailing address (if different than chief executive office) of each of the Borrowers and each other Grantor are as follows:

Name of Borrower/Grantor	Address of Chief Executive Office	Mailing Address (if different than chief executive office)
CSI Compressco LP	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Sub Inc.	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Finance Inc.	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Operating LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Holdings LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Leasing LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compressco Field Services International LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

2

Name of Borrower/Grantor	Address of Chief Executive Office	Mailing Address (if different than chief executive office)
CSI Compressco International LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

Compressor Systems, Inc.	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

Rotary Compressor Systems, Inc.	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

CSI Compression Holdings, LLC	3809 S. FM 1788 Midland, TX 79706	c/o TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 Attn: Mr. Joseph Meyer

C. Special Borrowers. Except as specifically identified below none of the Grantors is a: (i) transmitting utility (as defined in Section 9-102(a)(80) of the Uniform Commercial Code), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35) of the Uniform Commercial Code), (iii) a trust, (iv) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended or (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof.

Name of Borrower/Grantor	Type of Special Grantor
N/A

D. Trade Names/Assumed Names.

Set forth below is each trade name or assumed name currently used by a Borrower or any other Grantor or by which a Borrower or any Grantor is known or is transacting any business:

Borrower/Grantor	Trade/Assumed Name
Compressor Systems, Inc.	Pump Systems International (Texas/Midland County)

3

E. Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, neither of the Borrowers nor any other Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization/formation or otherwise) within the past five (5) years:

Borrower/Grantor	Date of Change	Description of Change

Compressor Systems, Inc.	January 21, 2015	Change of name from CSI Compressco Inc. to Compressor Systems, Inc.

Compressor Systems, Inc.	December 4, 2014	Change of name from CSI Compressco Systems Inc. to CSI Compressco Inc.

Compressor Systems, Inc.	December 1, 2014	Change of name from Compressor Systems Inc. to CSI Compressco Systems Inc.

CSI Compressco LP	December 1, 2014	Change of name from Compressco Partners, L.P. to CSI Compressco LP

CSI Compressco Sub Inc.	December 1, 2014	Change of name from Compressco Partners Sub, Inc. to CSI Compressco Sub Inc.

CSI Compressco Finance Inc.	December 1, 2014	Change of name from Compressco Finance Inc. to CSI Compressco Finance Inc.

CSI Compressco Operating LLC	December 1, 2014	Change of name from Compressco Partners Operating, LLC to CSI Compressco Operating LLC

CSI Compressco Holdings LLC	December 1, 2014	Change of name from Compressco Holdings, LLC to CSI Compressco Holdings LLC

CSI Compressco Leasing LLC	December 1, 2014	Change of name from Compressco Leasing, LLC to CSI Compressco Leasing LLC

CSI Compressco Field Services International LLC	December 1, 2014	Change of name from Compressco Field Services International, LLC to CSI Compressco Field Services International LLC

4

Borrower/Grantor	Date of Change	Description of Change

CSI Compressco International LLC	December 1, 2014	Change of name from Compressco International, LLC to CSI Compressco International LLC

Compressor Systems, Inc., Rotary Compressor Systems, Inc., and CSI Compression Holdings, LLC	August 4, 2014	Acquisition by Compressco Partners Sub, Inc. of all of the equity interests in Compressor Systems, Inc. and its subsidiaries

F. Prior Addresses.

Except as set forth below, neither of the Borrowers nor any other Grantor has changed its chief executive office within the past five (5) years:

Borrower/Grantor	Prior Address/City/State/Zip Code

CSI Compressco LP	101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
Attn: President

CSI Compressco Sub Inc.	101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
Attn: President

CSI Compressco Finance Inc.	101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
Attn: President

CSI Compressco Operating LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 Attn: President

CSI Compressco Holdings LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 Attn: President

CSI Compressco Leasing LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 Attn: President

CSI Compressco Field Services International LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 Attn: President

CSI Compressco International LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 Attn: President

5

G. Acquisitions of Equity Interests or Assets.

Except as set forth below, neither of the Borrowers nor any other Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

Borrower/Grantor	Date of Acquisition	Description of Acquisition
Compressor Systems, Inc.	December 31, 2015	Merger of Pump Systems International, Inc. with and into Compressor Systems, Inc.

CSI Compressco Sub Inc.	August 4, 2014	Acquisition by Compressco Partners Sub, Inc. of all of the equity interests in Compressor Systems, Inc. and its subsidiaries

H. Corporate Ownership and Organizational Structure.

Attached as Exhibit A hereto is a true and correct chart showing the ownership relationship of each of the Borrowers, its Subsidiaries and Affiliates.

II. INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property

1. Equity Interests. Set forth below is a list of all equity interests owned by each of the Borrowers and each other Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, limited partnership, partnership or trust):

Borrower / Grantor	Issuer	Type of Organization	# or % of Shares / Interest Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
CSI Compressco LP	CSI Compressco Sub Inc.	Corporation	100%	1,000	100%	1	$0.01
CSI Compressco LP	CSI Compressco Operating LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A
CSI Compressco Operating LLC	CSI Compressco Holdings LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A
CSI Compressco Operating LLC	CSI Compressco Leasing LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A

6

Borrower / Grantor	Issuer	Type of Organization	# or % of Shares / Interest Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
CSI Compressco Operating LLC	CSI Compressco Field Services International LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A
CSI Compressco Operating LLC	CSI Compressco International LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A
CSI Compressco Field Services International LLC	Compressco de Argentina S.R.L.	Limited Liability Company	90%	N/A	58.5%	Uncertificated	N/A
CSI Compressco International LLC	Compressco de Argentina S.R.L.	Limited Liability Company	10%	N/A	6.5%	Uncertificated	N/A
CSI Compressco Operating LLC	Compressco Netherlands Cooperatief U.A.	Excluded Liability Cooperative	99%	N/A	64.35%	Uncertificated	N/A
CSI Compressco Holdings LLC	Compressco Netherlands Cooperatief U.A.	Excluded Liability Cooperative	1%	N/A	0.65%	Uncertificated	N/A
CSI Compressco Sub Inc.	CSI Compressco Finance Inc.	Corporation	100%	1,000	100%	1	$0.01
CSI Compressco Sub Inc.	Compressor Systems, Inc.	Corporation	100%	1,755	100%	6	$10.00
Compressor Systems, Inc.	Rotary Compressor Systems, Inc.	Corporation	100%	1,000	100%	2	$10.00
Compressor Systems, Inc.	CSI Compression Holdings, LLC	Limited Liability Company	100%	N/A	100%	Uncertificated	N/A
Compressor Systems, Inc.	Compressor Systems Australia Pty. Ltd.	Proprietary Limited Company	100%	100	65%	3 (65 of 100 shares)	$1.00
Compressor Systems, Inc.	Sistemas de Compresores de Mexico, S. de R.L. de C.V.	Sociedad de Responsabilidad Limitada de Capital Variable	99%	N/A	64.35%	Uncertificated	N/A

7

Borrower / Grantor	Issuer	Type of Organization	# or % of Shares / Interest Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
Rotary Compressor Systems, Inc.	Sistemas de Compresores de Mexico, S. de R.L. de C.V.	Sociedad de Responsabilidad Limitada de Capital Variable	1%	N/A	0.65%	Uncertificated	N/A

2. Securities Accounts. Set forth below is a list of all securities accounts in which either of the Borrowers or any other Grantor customarily maintains securities or other assets:

Borrower/Grantor	Type of Account	Name & Address of Financial Institutions
None

3. Commodities Accounts. Set forth below is a list of all commodities accounts in which either of the Borrowers or any other Grantor has an interest:

Borrower/Grantor	Type of Account	Name & Address of Commodity Broker or Financial Institutions
None

4. Deposit Accounts. Set forth below is a list of all bank accounts (e.g., checking, savings, money market or the like) of either of the Borrowers or any other Grantor:

Borrower/Grantor	Type of Account	Name of Financial Institution

CSI Compressco Operating LLC	Controlled Disbursement 002330944876	Bank of America, N.A.

CSI Compressco Operating LLC	Lockbox – Depository 004885463334	Bank of America, N.A.

CSI Compressco Operating LLC	Operating 488034637058	Bank of America, N.A.

CSI Compressco Sub Inc.	Operating 488035055778	Bank of America, N.A.

CSI Compressco Sub Inc.	(Lockbox 843960) 488035055765	Bank of America, N.A.

CSI Compressco Sub Inc.	Controlled Disbursement 002410001338	Bank of America, N.A.

Compressor Systems, Inc.	Master 1294162855 (Lockbox 841807)	Bank of America, N.A.

Compressor Systems, Inc.	CDA 0101186048	Bank of America, N.A.

8

5. Debt Securities & Instruments. Set forth below is a list of all debt securities and instruments owed to either of the Borrowers or any other Grantor:

Borrower/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date
CSI Compressco Operating LLC	CSI Compressco Leasing LLC	$25,000,000	3-31-2021
CSI Compressco Operating LLC	Compressco Canada, INC.	$10,000,000	6-20-2018

6. Letter of Credit Rights. Set forth below is a list of all letters of credit issued in favor of either of the Borrowers or any other Grantor, as beneficiary thereunder:

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date
None

B. Intellectual Property. Set forth below is a list of all copyrights, patents, and trademark, all applications and licenses thereof and other intellectual property owned or used, or hereafter adopted, held or used, by each of the Borrowers and each other Grantor:

1. Copyrights, Copyright Applications and Copyright Licenses

Borrower/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.
None

9

2. Patents, Patent Applications and Patent Licenses

Borrower/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.
Compressor Systems, Inc.	Coalescing Device and method for removing particles from a rotary gas compressor	Issued: 4/28/2009 (Canada)	Patent No. 2362659	2362659

Compressor Systems, Inc. as licensee of Compressor Engineering Corporation	Compression System	Filed: 1/14/2013 (Australia)		2013200213

Compressor Systems, Inc.	Compression System	Filed: 1/25/12		13357880

3. Trademarks, Trademark Applications and Trademark Licenses

TRADEMARK	APPLICATION SERIAL NO.	US REGISTRATION NO.	DATE OF REGISTRATION OR APPLICATION	OWNER
GAS JACK	74069964	1688270	6/18/1990	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

E-PUMPER	76288237	2867202	7/23/2001	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

COMPRESSCO	76288238	2536613	7/23/2001	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

Design Only	76467204	2775178	11/14/2002	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

GASJACK	77402382	3594003	3/24/2009	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

EPUMPER	77492749	3649741	7/7/2009	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

10

V JACK (U.S. Federal)	85337905	4152969	6/5/2012	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

CSI	75485401	2260941	7/13/1999	Compressor Systems, Inc.

C.S.I.	75484795	2330931	3/21/2000	Compressor Systems, Inc.

CSI	86156372	N/A	1/2/2014 (filing date)	Compressor Systems, Inc.

CSI Compression Holdings, LLC	86124467	N/A	11/20/2013 (filing date)	CSI Compression Holdings, LLC

Foreign Trademarks

COUNTRY	TRADEMARK	APP. NO.	REG. NO.	STATUS
V JACK (Community Trademarks)	12313631	12313631	3/10/14	CSI Compressco Operating LLC and CSI Compressco Sub Inc. (jointly owned)

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below, no Persons (including, without limitation, warehousemen and bailees) other than either of the Borrowers or any other Grantor have possession of any material amount (fair market value of $1,000,000 or more) of tangible personal property of either of the Borrowers or any other Grantor:

The parties in possession of the Service and Rental Fleet Equipment with a value in excess of $1,000,000 pursuant to leases with the applicable Grantor. The Grantors may have larger equipment shipped from time to time in excess of the $1,000,000 threshold.

D. Real Estate and Related UCC Collateral

1. Real Property Interests. Set forth below are all the locations where each of the Borrowers or any other Grantor owns or leases any real property interest including, without limitation, pipeline rights of way, easements, leases, multiple line easements, oil, gas and other mineral property rights and undivided record title or operating rights interests in the properties:

11

Borrower/Grantor	Address/City/State/Zip Code or other description[1]	County	Owned or Leased
CSI Compressco Sub Inc.	1313 S.E. 25th Oklahoma City, OK 73129	Oklahoma County, OK	Owned

CSI Compressco LP	825 Watter’s Creek Blvd., Building M, Suite 250 75103	Collin County, TX	Leased

CSI Compressco LP	11202-B US Highway 59 North Victoria, TX 77095	Victoria County, TX	Leased

CSI Compressco LP	2220 Oklahoma Avenue Woodward, OK 73801	Woodward County, OK	Leased

CSI Compressco Sub Inc.	Yard at 1313 S.E. 25th Oklahoma City, OK 73129	Oklahoma County, OK	Leased

CSI Compressco Operating LLC	101 Park Avenue, Suite 1200 Oklahoma City, OK 73102	Oklahoma County, OK	Leased

CSI Compressco Operating LLC	1435 Frazier Rd. Ruston, LA 71270	Lincoln Parish, LA	Leased

CSI Compressco Operating LLC	1000 35th Street Evans, CO 80620	Weld County, CO	Leased

CSI Compressco Operating LLC	4216 Industrial Pkwy Evans, CO 80620	Weld County, CO	Leased

CSI Compressco Operating LLC	3240 FM 937 Groesbeck, TX 76642	Limestone County, TX	Leased

CSI Compressco Operating LLC	1169 Hwy 277 South Sonora, TX 76950	Sutton County, TX	Leased

CSI Compressco Operating LLC	1205 HWY 2 North Wilburton, OK 74578	Latimer County, OK	Leased

CSI Compressco Operating LLC	990 N. Butte St. Willows, CA 95988	Glenn County, CA	Leased

CSI Compressco Operating LLC	3921 Oklahoma Ave Ste.C Woodward, OK 73801	Woodward County, OK	Leased

CSI Compressco Operating LLC	68460 Liston Avenue Lansing, OH 43934	Belmont County, OH	Leased

Compressor Systems, Inc.	14066 Jackson Williston, ND 58801	Williams County, ND	Owned

CSI Compressco Operating LLC	501 West Mississippi Ave Anadarko, OK 73005	Caddo County, OK	Leased

CSI Compressco Operating LLC	4010 National Parks Highway Carlsbad, NM 88220	Eddy County, NM	Leased

[1]	Please note if property is on Indian lands, Federal lands (including OCS) or offshore State lands.

12

Borrower/Grantor	Address/City/State/Zip Code or other description[1]	County	Owned or Leased
CSI Compressco Operating LLC	4049 Carson Avenue Evans, CO 80620	Weld County, CO	Leased

CSI Compressco Operating LLC	1088 Hwy 65 Industrial Park Blvd. Unit 1 Greenbrier, AR 72058	Faulkner County, AR	Leased

CSI Compressco Operating LLC	52 FM 652 W Orla, TX 79770	Reeves County, TX	Leased

CSI Compressco Operating LLC	2255 S. Bickley Ave. 79772 Pecos, TX	Reeves County, TX	Leased

CSI Compressco Operating LLC	317 N. Juniper Perryton, TX 79070	Ochiltree County, TX	Leased

CSI Compressco Operating LLC	5818 N Cage Blvd Unit 51 Pharr, TX 78577	Hidalgo County, TX	Leased

CSI Compressco Operating LLC	6301 Hwy 281 South Three Rivers, TX 78071	Live Oak County, TX	Leased

CSI Compressco Operating LLC	23 County Road 116 Pecos, TX 79772	Reeves County, TX	Leased

Compressor Systems, Inc.	5300 S. Rockwell Oklahoma City, OK 73179	Oklahoma County, OK	Owned

Compressor Systems, Inc.	3809 S. FM 1788 Midland, TX 79711	Midland County, TX	Owned

Compressor Systems, Inc.	11503 US Hwy 59N Victoria, TX 77901	Victoria County, TX	Owned

Compressor Systems, Inc.	4764 South 4625 East Vernal, UT 84078	Uintah County, UT	Owned

Compressor Systems, Inc.	4030 West I-20 Weatherford, TX 76088	Parker County, TX	Owned

Compressor Systems, Inc.	690 E. Hwy 44 Encinal, TX 78019	LaSalle County, TX	Owned

Compressor Systems, Inc.	15694 Hwy 216 Brookwood, AL 35444	Tuscaloosa County, TX	Leased

Compressor Systems, Inc.	6870 West 52nd Ave. Suite 114 Arvada, CO 80002	Jefferson County, CO	Leased

Compressor Systems, Inc.	685 W. Gunnison Ave Grand Junction, CO 81501	Mesa County, CO	Leased

Compressor Systems, Inc.	1717 Louisiana Blvd NE suite 208 Albuquerque, NM 87110	Bernalillo County, NM	Leased

13

Borrower/Grantor	Address/City/State/Zip Code or other description	County	Owned or Leased
Compressor Systems, Inc.	2404 E. Greene Carlsbad, NM 88220	Eddy County, NM	Leased

Compressor Systems, Inc.	5995 US Hwy 64 Farmington, NM 87401	San Juan County, NM	Leased

Compressor Systems, Inc.	6140 S 104th East Ave., Suite 500 Tulsa, OK 74133	Tulsa County, OK	Leased

Compressor Systems, Inc.	17171 Park Row, Suite 175 Houston, TX 77084	Harris County, TX	Leased

Compressor Systems, Inc.	7915 FM 1960 West, Suite 115 Houston, TX 77070	Harris County, TX	Leased

Compressor Systems, Inc.	118 Johnny Clark Rd Longview, TX 75603	Gregg County, TX	Leased

Compressor Systems, Inc.	1818 N. Justin Morgan Rd Casper, WY 82644	Natrona County, WY	Leased

Compressor Systems, Inc.	1226 South Steuben Ave Chanute, KS 66720	Neosho County, KS	Leased

Compressor Systems, Inc.	2575 East Pearl Street Odessa, TX 79761	Ector County, TX	Leased

2. Water Rights. Set forth below are all water rights (other than groundwater, riparian rights and other similar rights owned by virtue of or appurtenant to a fee interest in real property):

Debtor/Grantor	Address/City/State/Zip Code	County
None

3. “As Extracted” Collateral. Set forth below are all the locations where either of the Borrowers or any other Grantor owns, leases or has an interest in any wellhead or minehead:

Borrower/Grantor	Address/City/State/Zip Code	County
None

14

4. Timber to be Cut. Set forth below are all locations where either of the Borrowers or any other Grantor owns goods that are timber to be cut:

Borrower/Grantor	Address/City/State/Zip Code	County
None

5. Flood Hazard Property. Set forth below is a schedule of any real property on which a Building or Manufactured Mobile Home is located2:

See Section II.D.1. above for the owned real property. None of such property was determined to be in a flood zone.

E. Rolling Stock and Airplanes.

1. Rolling Stock. Set forth below is a list of all rolling stock and trains owned by the Borrower or any Grantor:

Owner	Description	Approximate Value
None

2. Aircraft and Airplanes. Set forth below is a list of all aircraft and airplanes owned by the Borrower or any Grantor:

Owner	Description	Approximate Value
None

[2]	For reference in completing this section and subject to the language in the Credit Agreement, a building is an (a) structure with two or more outside rigid walls and a fully secured roof, that is affixed to a permanent site; or (b) a manufactured home (a “manufactured home,” also known as a mobile home, is a structure built on a permanent chassis, transported to its site in one or more sections, and affixed to a permanent foundation); or (c) a travel trailer without wheels, built on a chassis and affixed to a permanent foundation, that is regulated under the community’s floodplain management and building ordinances or laws. “Building” does not mean a gas or liquid storage tank or a recreational vehicle, park trailer, or other similar vehicle, except as described above.

15

F. Contracts:

1. Burdensome Contracts. Set forth below is a list of all material contracts that contain a restriction on pledge (including the pledge of equity or other assets) or contain another restriction affecting the Credit Extensions under the Credit Agreement.

Description of Material Contract	Type Restriction on Pledge (if any)	Other Restriction Affecting the Credit Extension
None.

2. Government Contracts Set forth below is a list of contracts with government or quasi-government agencies (including U.S. federal, state or local government or agencies as well as any foreign government or agency).

Description of Government Contract	Government Agency or Quasi-Government Agency Counterparty
None.

III. AUTHORITY TO FILE FINANCING STATEMENTS

The undersigned, on behalf of each of the Borrowers and each other Grantor, hereby authorizes Bank of America, N.A., as Administrative Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to the Administrative Agent for the benefit of the Lenders and Lender Counterparties under the Guaranty and Collateral Agreement and the other Loan Documents. Such financing statements may describe the collateral in the same manner as described in the Guaranty and Collateral Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Administrative Agent including, without limitation, describing such property as “all assets” or “all personal property.”

16

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate to be executed as of this day of ____________, 2016 by its officer thereunto duly authorized.

CSI COMPRESSCO LP

By: COMPRESSCO PARTNERS GP INC.,
its general partner

By:
Joseph J. Meyer, Treasurer

CSI COMPRESSCO SUB INC.

By:
Joseph J. Meyer, Treasurer

CSI COMPRESSCO FINANCE INC.

By:
Joseph J. Meyer, Treasurer

CSI COMPRESSCO OPERATING LLC

By:
Joseph J. Meyer, Treasurer

Signature Page to Perfection Certificate

CSI COMPRESSCO FIELD SERVICES
INTERNATIONAL LLC,
CSI COMPRESSCO INTERNATIONAL LLC,
CSI COMPRESSCO LEASING LLC,
CSI COMPRESSCO HOLDINGS LLC

By: CSI COMPRESSCO OPERATING LLC,
its sole member

By:
Joseph J. Meyer, Treasurer

COMPRESSOR SYSTEMS, INC.

By:
Joseph J. Meyer, Treasurer

ROTARY COMPRESSOR SYSTEMS, INC.

By:
Joseph J. Meyer, Treasurer

CSI COMPRESSION HOLDINGS, LLC

By: COMPRESSOR SYSTEMS, INC.,
its sole manager

By:
Joseph J. Meyer, Treasurer

Signature Page to Perfection Certificate

EXHIBIT A

ORGANIZATIONAL CHART

Exhibit A

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

CSI COMPRESSCO LP	Date Prepared / Delivered	[ • ], 20__
	Reported as of Date	[ • ], 20__

Line No.
1.	Net Amount of all Accounts	$[ • ]
2	Less: Net Amount of ineligible Accounts	$[ • ]
3	Net Amount of Eligible Accounts Receivable (Line 1 - Line 2)	$[ • ]
4	Eligible Accounts Receivable Advance Rate	80%
5	Eligible Accounts Receivable formula amount (Line 3 * Line 4)	$[ • ]

6	Aggregate Value of all Spare Parts[1]	$[ • ]
7	Less: Aggregate Value of ineligible Spare Parts	$[ • ]
8	Aggregate Value of Eligible Spare Parts (Line 6 - Line 7)	$[ • ]
9	Eligible Spare Parts Advance Rate	20%
10	Eligible Spare Parts formula amount (Line 8 * Line 9)	$[ • ]

11	Orderly Liquidation Value of all In-Place Compressor Equipment	$[ • ]
12	Orderly Liquidation Value of ineligible In-Place Compressor Equipment	$[ • ]
13	Net In-Place Compressor Equipment OLV	$[ • ]
14	Amount of depreciation expense associated with Eligible Compressor Equipment that is In-Place Compressor Equipment	$[ • ]
15	Eligible In-Place Compressor Equipment Advance Rate	80%
16	Eligible In-Place Compressor Equipment formula amount [(Line 13 – Line 14) * Line 15]	$[ • ]
17	Cost of all New Compressor Equipment	$[ • ]
18	Less: Cost of ineligible New Compressor Equipment	$[ • ]

19	Cost of Eligible Compressor Equipment that is New Compressor Equipment (Line 17 - Line 18)	$[ • ]
20	Eligible New Compressor Equipment Advance Rate	80%
21	Eligible New Compressor Equipment formula amount (Line 19 * Line 20)	$[ • ]

22	Total formula amount (sum Line 5, Line 10[2], Line 16 and Line 21)	$[ • ]
23	Reserve Amounts	$[ • ]

24	Borrowing Base (Line 22 - Line 23)	$[ • ]

[1]	Lines 6 – 10 to be completed only if a Spare Parts Opt-In Notice has been delivered.
[2]	Line 10 to be included only if a Spare Parts Opt-In Notice has been delivered.

Reference is made to that certain Credit Agreement dated as of August 4, 2014 among CSI Compressco LP (the “Parent Borrower”), CSI Compressco Sub Inc., the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined). The undersigned Responsible Officer of CSI Compressco GP Inc. (the “General Partner”), the general partner of the Parent Borrower, hereby certifies, solely in his/her capacity as an officer of the General Partner and not in an individual capacity, that (a) the information set forth in this certificate is true and correct as of the date indicated herein and (b) each Loan Party is in compliance with all terms and provisions contained in the Credit Agreement and the other Loan Documents.

CSI COMPRESSCO LP

By: CSI COMPRESSCO GP INC., its general partner

By:
Name:
Title:

Annex III

Credit Agreement Schedules

(see attached)

Schedule 1.01(b)

Specified Account Debtor Percentages

None.

Schedule 2.01

Commitments and Applicable Percentages

Name of Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$42,131,250	13.375%
Barclays Bank PLC	$34,650,000	11.000%
JPMorgan Chase Bank, N.A.	$34,650,000	11.000%
Royal Bank of Canada	$34,650,000	11.000%
Wells Fargo Bank, N.A.	$34,650,000	11.000%
Capital One, NA	$30,712,500	9.750%
Credit Suisse AG, Cayman Islands Branch	$30,712,500	9.750%
Raymond James Bank, N.A.	$23,625,000	7.500%
BOKF, NA dba Bank of Oklahoma	$19,687,500	6.250%
CIT Bank, N.A.	$19,687,500	6.250%
Texas Capital Bank, N.A.	$9,843,750	3.125%
Total	$315,000,000	100%

Schedule 6.20

Master Services Agreement Assignment Provision

“Notwithstanding anything herein to the contrary, the parties hereto agree that CSI Compressco and any of its successors, assigns or relevant affiliates may assign, collaterally assign and/or convey (in whole or in part) its interests in this Agreement, any Service Order or other document or agreement related thereto, pursuant to, or in connection with, that certain Credit Agreement, dated as of August 4, 2014, by and among Compressco Partners, L.P. (n/k/a CSI Compressco LP) and Compressco Partners Sub, Inc. (n/k/a CSI Compressco Sub Inc.), Bank of America, N.A. and the other parties party thereto, and in each case their respective successors and assigns from time to time (as such Credit Agreement may be amended, restated, supplemented, modified, refinanced, or replaced from time to time) and any related loan document thereunder, in each case, without Company’s consent.”